AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
               POST-EFFECTIVE AMENDMENT #1 TO FORM SB-2 #333-57296
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                          STOCKGROUP.COM HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           COLORADO                              6282
84-1379282
(State or Other Jurisdiction of      (Primary Standard Industrial
(I.R.S. Employer
Incorporation or Organization)           Classification Code)
Identification Number)

                       SUITE 500 - 750 WEST PENDER STREET
           VANCOUVER, BRITISH COLUMBIA, CANADA V6C 2T7 (604) 331-0995
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                              JOSEPH SIERCHIO, ESQ.
                              SIERCHIO &COMPANY,LLP
                              150 EAST 58TH STREET
                            NEW YORK, NEW YORK 10155
                                 (212) 446-9500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                              --------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

                              --------------------

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                                            Page 1 of 101 pages.
                                                Exhibit Index appears on Page 97

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
----------------------------------------------
Title Of Each Class Of Securities   Number of Shares To Be   Proposed Maximum
     Proposed Maximum            Amount of
To Be Registered                    Registered               Offering Price Per
     Aggregate Offering Price    Registration
                                                             Share
                                 Fee
--------------------------------------------------------------------------------
----------------------------------------------
Common Stock,
no par share                        2,435,000 (1)(2)         $ 2.00   (3)
     $1,600,000                  $ 2,897.47
--------------------------------------------------------------------------------
----------------------------------------------

(1) The shares of common stock being registered can be received by the holders of convertible debentures and warrants when and if they elect to convert such debentures and exercise such warrants. The number of shares being registered represents our good faith estimate of the maximum number of shares we may issue upon conversion of the debentures and exercise of the warrants. The amount shown above represents (a) 150% of up to 1,090,000 shares of our common stock, no par value, issuable upon conversion of $0.5 million in the aggregate principal amount (and up to approximately $45,000 of accrued interest) of our convertible debentures due December 31, 2003, held by certain selling stockholders at a conversion price of $0.50 per share, plus (b) up to 800,000 shares of common stock issuable upon exercise of warrants, held by certain selling stockholders.

(2) Pursuant to rule 416 under the Securities Act of 1933, as amended, the number of shares registered hereby shall include an indeterminate number of additional shares which may be issued upon the occurrence of certain events in accordance with the applicable anti-dilution provisions of the debentures and warrants. If we issue more shares of our common stock than are hereby registered, we will file a new registration statement or amend this registration statement to cover such additional shares.

(3)  Calculated in accordance with Rule 457(c) under the Securities Act of 1933.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.



                          STOCKGROUP.COM HOLDINGS, INC.

                                2,435,000 SHARES

                                  COMMON STOCK

                           --------------------------

We have prepared this prospectus to allow certain selling shareholders, or their pledgees, donees, transferees or other successors in interest, to use a "shelf" registration process to sell up to 2,435,000 shares of our common stock which they have acquired or may acquire upon conversion of convertible debentures and exercise of warrants previously acquired by them in a private placement. We will receive no proceeds from the sale of these shares, with the exception of the proceeds, if any, from the exercise of the warrants.

Our common stock is listed on the O-T-C Bulletin Board under the symbol "SWEB." On June 19, 2001, the closing price of our common stock was $0.45 per share.

                              --------------------

       See "Risk Factors" beginning on page 8 for a discussion of material issues to consider before purchasing our common stock.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is June 19, 2001.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................5
SUMMARY FINANCIAL DATA.........................................................6
RISK FACTORS...................................................................7
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................11
USE OF PROCEEDS...............................................................13
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY...............................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.........................................................14
BUSINESS......................................................................26
MANAGEMENT....................................................................32
SELLING SHAREHOLDERS..........................................................37
PRINCIPAL SHAREHOLDERS........................................................40
DESCRIPTION OF CAPITAL STOCK..................................................43
TRANSFER AGENT AND REGISTRAR..................................................49
SHARES ELIGIBLE FOR FUTURE SALE...............................................49
PLAN OF DISTRIBUTION..........................................................50
LEGAL MATTERS.................................................................51
EXPERTS.......................................................................51
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................51
UNAUDITED INTERIM FINANCIAL STATEMENTS........................................53
AUDITED FINANCIAL STATEMENTS..................................................62
EXHIBIT INDEX.................................................................97

        "smallcapcenter.com" and "InvestorMarketPlace" are trademarks and service marks of Stockgroup. All other trademarks, service marks or trade names referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

This summary provides a brief overview of key aspects of this offering and our company. Because this is only a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus, including "Risk Factors" and our financial statements and the related notes, before making an investment decision regarding our common stock. References herein to "we", "us", "our", "Company" or "Stockgroup" refer to Stockgroup.com Holdings, Inc. and its subsidiaries.

Stockgroup is a financial media and technology company. As a Financial Tools and Content provider, Stockgroup develops custom private labeled financial communities for media, brokerages, and financial services companies. Its proprietary technologies enable companies to provide news and data streams combined with cutting edge fundamental, technical, and productivity tools to their customers. Stockgroup is a provider of Web site development and Internet marketing services to small and micro cap companies. Stockgroup is also a leading online provider of financial news and information services, disseminated from offices in New York, San Francisco, Toronto, and Vancouver. Stockgroup's Internet Web site, www.smallcapcenter.com, is a state-of-the-art online research center for the small cap investor or anyone interested in the small cap sector.

In addition to our corporate headquarters at Suite 500 - 750 Pender Street, Vancouver, British Columbia, Canada V6C 2T7, we have offices in New York, San Francisco and Toronto. Our telephone number at our corporate headquarters is
(604) 331-0995.

THE OFFERING

Common stock offered by selling         up to 2,435,000 shares
shareholders

Common stock to be outstanding          11,180,184 shares. This number assumes
                                        the issuance of the maximum number of
                                        shares registered under this offering
                                        and does not include shares reserved for issuance upon exercise of previously outstanding stock options, warrants or other convertible securities.

Use of proceeds                         Other than the proceeds, if any, from
                                        the exercise of the warrants, none of
                                        the proceeds from the sale of the common stock offered by this prospectus will be received by us. Any proceeds received by us will be utilized for working capital and general purposes.

O-T-C Bulletin Board Symbol:            SWEB

Under our registration rights agreement relating to the selling shareholders, we are required to register one-and-a-half times as many shares of common stock as are issuable upon conversion of their convertible debentures, assuming they were fully convertible on the date of this prospectus, and all of the shares that are issuable upon exercise of their warrants. These numbers are reflected in the number of shares shown as being offered by the selling shareholders. The number of shares which the selling shareholders may receive upon conversion of their convertible debentures may differ from the number of shares registered.

                             SUMMARY FINANCIAL DATA

Set forth below are summary statements of operations data for the three months ended March 31, 2001 and 2000 and for the years ended December 31, 2000 and 1999, and summary balance sheet data as of March 31, 2001 and December 31, 2000 and 1999. This information should be read in conjunction with the unaudited consolidated financial statements for the three month periods ended March 31, 2001 and 2000 and the annual audited consolidated financial statements for the years ended December 31, 2000 and 1999 and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations", appearing elsewhere in this prospectus.

                                                                 For the three
months                    For the Years Ended
                                                                     Ended March
31                           December 31,
                                                                2001
   2000                2000                1999
                                                             ----------
----------          ----------          ----------
STATEMENT OF OPERATIONS DATA:
REVENUE
Revenues                                                      1,105,359
 1,036,207           4,037,608           1,920,052
Cost of revenues                                                426,875
   397,066           1,800,810           1,208,033
                                                             ----------
----------          ----------          ----------
Gross profit                                                    678,484
   639,141           2,236,798             712,019
                                                             ----------
----------          ----------          ----------
EXPENSES
Sales and marketing                                             206,823
 1,182,636           2,718,992           2,454,473
Product & website development                                    91,348
   161,639             849,335             415,108
General and administrative                                      642,585
   873,424           4,220,455           2,193,582
                                                             ----------
----------          ----------          ----------
Total expenses                                                  940,756
 2,217,699           7,788,782           5,063,163
                                                             ----------
----------          ----------          ----------
Loss from operations                                           (262,272)
(1,578,558)         (5,551,984)         (4,351,144)

Interest income                                                   1,591
    16,989              85,138             123,260
Interest (expense)                                              (96,703)
        --          (3,910,517)            (15,610)
Other income (expense)                                           18,703
       554              (4,453)                961
                                                             ----------
----------          ----------          ----------
Loss before extraordinary
items                                                          (338,681)
(1,561,015)         (9,381,816)         (4,242,533)

Extraordinary gain on convertible
note redemptions, net                                                --
        --           1,048,373                  --
                                                             ----------
----------          ----------          ----------
Net loss                                                       (338,681)
(1,561,015)         (8,333,443)         (4,242,533)
                                                             ==========
==========          ==========          ==========
Basic and diluted loss per share:
Net loss before extraordinary gain                                (0.04)
     (0.19)              (1.13)              (0.60)
Net loss                                                          (0.04)
     (0.19)              (1.01)              (0.60)

BALANCE SHEET DATA as at:                                     Mar 31/01
                     Dec 31/00           Dec 31/99
                                                             ----------
----------          ----------          ----------
Total assets                                                  1,263,810
                     1,203,240           3,873,556
Total liabilities                                             3,684,695
                     3,849,168           1,110,507
Total shareholders'
equity / deficiency                                          (2,420,885)
                    (2,645,928)          2,763,049

                                  RISK FACTORS

You should consider carefully the following risks before you decide to buy our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks.

Stockgroup's limited operating history makes it difficult for you to judge its prospects.

Stockgroup has a limited operating history upon which an evaluation of the Company, its current business and its prospects can be based. You should consider any purchase of the Company's shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development.

Recent revenue growth may not continue in the future.

There can be no assurance that the revenue growth experienced in recent periods will continue or increase. Stockgroup's limited operating history makes the prediction of future results difficult or impossible and, therefore, recent revenue growth should not be taken as an indication of any growth that can be expected in the future. Furthermore, the Company's limited operating history leads it to believe that period-to-period comparisons of operating results may not be meaningful and that the results for any period should not be relied upon as an indication of future performance. In 2000 and in 1999, revenues included significant sales to four customers (40% to three customers in 2000, 35% to one customer in 1999). These customers were of a contract nature. No further revenues will be generated from three of these customers; the fourth customer accounted for 47% of revenue in the quarter ended March 31, 2001 and is not expected to generate significant further revenues. To the extent that revenues do not grow at anticipated rates, or that the Company is unable to secure or retain large contracts similar to those obtained in prior periods, the Company's business, results of operations and financial condition would be materially and adversely affected.

Stockgroup may be unable to achieve profitable operations as soon as planned.

Stockgroup has not achieved profitability as at March 31, 2001 and, although it plans to achieve positive cash flow and profitability in 2001, the Company may continue to incur net losses for the foreseeable future. The extent and duration of these losses, if any, will depend, in part, on the amount of growth in revenues from Services to Public Companies and Financial Tools and Content. As of March 31, 2001 the Company had an accumulated deficit of $12,931,835. There can be no assurance that the Company will ever achieve or sustain profitability or that operating losses will not increase in the future.

Stockgroup's success depends upon the widespread acceptance of the Internet as a key source of information.

Traditionally, the investing public has obtained current information on public companies from brokers, securities analysts, newspapers and magazines. Stockgroup's business is based entirely on the premise that a significant portion of the investing public will seek to obtain that information via the Internet. If that does not occur, or if it occurs more slowly than expected, the Company will be materially and adversely affected.

Liquidity and capital resources are uncertain.

Stockgroup expects that increasing revenues resulting from current operations, combined with the fact that start-up costs are substantially complete, will reduce use of cash going forward. However, there can be no assurance that revenue will increase or that costs will be lower going forward. In addition, cash levels may be insufficient if the Company responds to a prepayment demand from certain of the noteholders by making a cash prepayment, rather than electing to have the noteholders convert a portion of their convertible notes into shares of common stock. To the extent that either of these possibilities seriously depletes cash levels, the Company may need to seek additional capital. If it does, there can be no assurance that it will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet long-term requirements. If the Company is unable to generate the required amount of additional capital, its ability to meet obligations and to continue operations may be adversely affected.

Computer equipment problems and failures could adversely affect Stockgroup's business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times on the Company's Web site, which could reduce the attractiveness of the Web site to advertisers and users. Equipment problems and failures could result from a number of causes, including an increase in the number of users of the Web site, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures, and internal breakdowns. In addition, any disruption in Internet access provided by third parties could have a material and adverse effect.

Stockgroup may not be able to compete successfully against current and future competitors.

Stockgroup currently competes with thousands of corporate and individual Web sites for viewers, corporate subscribers and advertisers. Many of these have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. Stockgroup can not assure you that it will have the financial resources or the technological expertise to successfully meet this competition.

Stockgroup is significantly influenced by its officers, directors and entities affiliated with them.

In the aggregate, ownership of Stockgroup shares by management represents approximately 48% of issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations transactions.

Stockgroup's future performance is dependent on the ability to retain key personnel.

Stockgroup's performance is substantially dependent on the performance of senior management and key technical personnel. In particular, the Company's success depends on the continued efforts of its senior management team. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the Company's business, results of operations and financial condition.

Future success also depends on the continuing ability to retain and attract highly qualified technical, editorial and managerial personnel. The Company anticipates that the number of employees will increase in the next 12 months. Wages for managerial and technical employees are increasing and are expected to continue to increase in the foreseeable future due to the competitive nature of this job market. The Company has experienced difficulty from time to time in attracting the personnel necessary to support the growth of its business, and there can be no assurance that it will not experience similar difficulty in the future. The inability to attract and retain the technical and managerial personnel necessary to support the growth of its business could have a material adverse effect upon the Company's business, results of operations and financial condition.

Stockgroup may be unable to protect intellectual property rights upon which its business relies.

The Company regards substantial elements of its Web site and underlying technology as proprietary and attempts to protect them by relying on intellectual property laws, including trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. The Company also generally enters into confidentiality agreements with employees and consultants and in connection with license agreements with third parties, and seeks to control access to proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain or use the Company's proprietary information without authorization or to develop similar technology independently. Moreover, effective trademark, service mark, copyright and trade secret protection may not be available in every country in which the Company's services are distributed or made available through the Internet, and policing unauthorized use of proprietary information is difficult. There can also be no assurance that the Company's business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against the Company, including claims that by directly or indirectly providing hyperlink text links to Web sites operated by third parties, Stockgroup has infringed upon the proprietary rights of other third parties.

It is unclear how any existing and future laws enacted will be applied to the Internet industry and what effect such laws will have on Stockgroup.

A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for Stockgroup's services, increase the cost of doing business or otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

Stockgroup may be held liable for online information or products provided by the Company or third parties.

Because materials may be downloaded by the online or Internet services offered by Stockgroup or the Internet access providers with which the Company has relationships, and because third party information may be posted by third parties on its Web site through discussion forums and otherwise there is the potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement, or other theories. Such claims have been brought against providers of online services in the past. The imposition of liability based on such claims could materially and adversely affect Stockgroup.

Even to the extent such claims do not result in liability, the Company could incur significant costs in investigating and defending against such claims. The imposition on the Company of potential liability for information or products carried on or disseminated through its Web site could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

Stockgroup's general liability insurance may not cover all potential claims to which it is exposed or may not be adequate to indemnify it for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition.

Stockgroup's strategy to commence international operations exposes it to additional risks.

A part of the Company's growth strategy is to expand into international markets. The success of any additional foreign operations initiated in the future will be dependent upon local service providers and/or partners. In addition to the risks attendant to the Company's business in the United States and Canada, Stockgroup may experience difficulty in managing international operations as a result of the following:

o    difficulty in locating effective foreign service providers and/or partners;

o    competition;

o    technical problems;

o    local laws and regulations;

o    language and cultural differences;

o    unexpected changes in regulatory requirements;

o    trade barriers;

o    fluctuations in currency exchange rates;

o    longer payment cycles;

o    difficulty in enforcing contracts;

o    political and economic instability; and

o    potential adverse tax consequences.

There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, results of operations and financial condition.

Failure to pay the debentures when due may adversely affect Stockgroup's business

The $500,000 debentures due and payable on December 31, 2003 have no mandatory conversion provision. Accordingly, if not converted, Stockgroup may need to pay the principal outstanding balance and accrued and unpaid interest on the Debentures. Stockgroup may not have the necessary funds to do so and may need to either raise additional capital through equity and / or debt offerings, the success of which cannot be assured. Moreover, Stockgroup may need to re-deploy its available cash and resources which may result in its operations being materially curtailed.

The value and transferability of Stockgroup's shares may be adversely impacted by the limited trading market for its shares and the penny stock rules.

There is only a limited trading market for Stockgroup's shares. The Company's common stock is traded in the over-the-counter market and "bid" and "asked" quotations regularly appear on the O-T-C Bulletin Board under the symbol "SWEB". There can be no assurance that the Company's common stock will trade at prices at or about its present level, and an inactive or illiquid trading market may have an adverse impact on the market price. In addition, holders of Stockgroup's common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules," which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

Future sales of shares may adversely impact the value of our stock.

In addition to the shares being offered by this prospectus, we have authorized and reserved, as of June 19, 2001, 2,300,000 shares of common stock for issuance upon the exercise of non-qualified stock options. The total amount of shares covered by this prospectus, plus the shares reserved for such options, would represent 54% of the number of our outstanding shares on the date of this prospectus (taking into account that we are registering 150% of the number of shares that can actually be obtained through the conversion of debentures held by certain of the selling shareholders). If required, we will seek to raise additional capital through the sale of our common stock. Under the terms of outstanding convertible notes and debentures, the number of shares that may be issued under such instruments may be increased in the event of certain changes in our capital structure. Future sales of shares by us or our stockholders, including the selling stockholders, could cause the market price of our common stock to decline.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

These forward-looking statements include, without limitation, statements about:

     o    our market opportunity;

     o    our strategies;

     o    competition;

     o    expected activities and expenditures as we pursue our business plan;
          and

     o    the adequacy of our available cash resources.

These statements appear in a number of places in this registration document and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) trends affecting the Company's financial condition or results of operations,
(ii) the Company's business and growth strategies, (iii) the Internet and Internet commerce and (iv) the Company's financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The accompanying information contained in this prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement.

                                 USE OF PROCEEDS

Other than the proceeds, if any, from the exercise of the warrants, none of the proceeds from the sale of the common stock offered by this prospectus will be received by us. The holders of the warrants are not obligated to exercise their warrants, and there can be no assurance that we will receive any additional proceeds. If, however, all the warrants were exercised, the gross proceeds to us would be $1,100,000. We intend to use such proceeds for currently unspecified general corporate purposes that may include salaries and wages, investor relations, legal and accounting, or other operating expenses. Pending these uses, the proceeds received by us will be invested in short-term, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the United States.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has been quoted for trading on the O-T-C Bulletin Board since March 17, 1999. Accordingly, there has been a limited public market for our common stock. The following table sets forth high and low bid prices for the common stock for the quarterly periods ending March 31, 1999 through to March 31, 2001, the monthly periods ending April 30 and May 31, 2001 and the partial month from June 1 to June 19, 2001. These prices represent quotations between dealers without adjustment for retail markup, markdown or commission and may not represent actual transactions.

Quarter Ending:                          High           Low            Volume
-------------------------------------------------------------------------------
March 31, 1999                         $ 10.250       $  6.000        3,339,000
June 30, 1999                          $  9.000       $  3.125        4,859,200
September 30, 1999                     $  5.000       $  2.125        3,297,500
December 31, 1999                      $  3.625       $  1.312        1,927,700
March 31, 2000                         $  5.031       $  1.562        2,623,600
June 30, 2000                          $  3.500       $  0.760        1,732,700
September 30, 2000                     $  2.813       $  0.875        4,983,800
December 31, 2000                      $  1.938       $  0.563        1,120,500
March 31, 2001                         $  1.000       $  0.375        1,005,700
April 1 - 30, 2001                     $  0.550       $  0.280          106,100
May 1 - 31, 2001                       $  0.600       $  0.300          320,700
June 1 - 19, 2001 (partial month)      $  0.650       $  0.320        1,540,200

On June 19, 2001, we had 32 registered shareholders owning 8,745,184 shares.

We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

We have authorized and reserved, as of June 19, 2001, an aggregate of 21,254,487 shares of common stock for issuance upon the conversion of notes, debentures and warrants and upon the exercise of non-qualified stock options.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of Stockgroup should be read in conjunction with the unaudited interim consolidated financial statements for the three-month periods ended March 31, 2001 and 2000 and the annual audited consolidated financial statements for the years ended December 31, 2000 and 1999 and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2001 AND MARCH 31, 2000

The first quarter of 2001 has demonstrated the effectiveness of the Company's efforts undertaken last year and during this quarter. Our loss from operations for the quarter of $0.3 million ($0.04 per share) is the Company's best quarterly performance since 1998, and a dramatic improvement over our most recent quarterly losses. Stockgroup believes it is now poised to leverage its infrastructure and expertise in 2001 and complete the return to profitable operations.

                                                       Revenue and Gross Profits
--------------------------------------------------------------------------------
Total revenues in the first quarter of 2001 were $1.1 million compared to $1.0 million in 2000, an increase of $0.1 million, or 6.7%. The company's historical business of Services to Public Companies decreased compared to last year, shrinking from $0.7 million in 2000 to $0.4 million in 2001, a decrease of $0.3 million or 41.5%. Much of this decrease is attributed to the decrease in public company Investor Relations spending caused by the recent market volatility. Growth in revenue and compensation for reductions in Services to Public Companies came from the company's two other sources of revenue, both an outgrowth of the Service to Public Companies business. Financial Tools and Content increased by $110,358 in 2001, while E-business increased $266,445.

Gross profits in 2001 were $0.7 million compared to $0.6 million in 2000, an increase of $39,343, or 6.2%. Gross profits increased marginally because of the modest increase in sales.

Stockgroup believes revenues from the Services to Public Companies will grow in 2001. Not only does the Company continue to add tools and content to improve its product offering, it is also continuously finding new ways to leverage its successful website. Stockgroup's business development department is always on the lookout for strategic opportunities, prime examples being the startup of the Company's Financial Tools and Content business in November, a special Oil and Gas supplement launched in March 2001, and the Integrat-IR, an automated Internet disclosure tool launched in March 2001 that helps public companies comply with SEC Internet continuous disclosure requirements. Stockgroup will continue to complement the growing popularity of its Services to Public Companies products by entering new strategic areas.

While the revenue from Financial Tools and Content represents less than 10% of sales in the first quarter of 2001, this is an increase over the 3% of sales it represented last year. This is a growing source of revenue that is expected to become a significant line of business as 2001 progresses. Stockgroup started providing tools and content to other companies' websites and intranets late in November 2000, using direct and channel sales through Internet syndicators. Each customer the Company secures typically signs a twelve-month contract in addition to the start-up fees, providing an on-going revenue stream that is continuously building. At March 31, 2001, the Company had signed contracts worth $0.5 million in future revenues. The Company's Financial Tools and Content market and its Services to Public Companies market both benefit from continuous recurring revenues derived from a common technology base.

E-business revenue for the first quarter of 2001 was mainly derived from work on a financial leasing hub for the company's client, OnMark, secured late last year. This contract is due to be completed in April 2001. Stockgroup was able to capitalize on opportunities in this area because of the expertise it developed in building and maintaining its own destination website. The Company plans to pursue further business opportunities in this area, as it is highly compatible with the skills and competencies developed in building and maintaining revenues in the Services to Public Companies and Financial Tools and Content areas.

                                                              Operating Expenses
--------------------------------------------------------------------------------
Total operating expenses in the first quarter of 2001 were $0.9 million compared to $2.2 million in 2000, a decrease of $1.3 million or 57.6%. Stockgroup was able to make significant reductions in all areas of expenditures during the quarter, without reducing its ability to earn revenues. Stockgroup will continue to keep expenses as low as possible as it grows its revenues in an effort to achieve profitable operations later in 2001.

Sales and Marketing expenses were $0.2 million in the first quarter of 2001 compared to $1.2 million in 2000, a decrease of $1.0 million or 82.5%. These reductions are a result of the Company's decision late in the third quarter of 2000 that it would be beneficial to change to a strategy of using fewer, more competent resources concentrated in fewer markets, thus achieving increased effectiveness and economies. Stockgroup expects these ongoing reductions to have a continuing beneficial effect on costs in this area in future quarters of 2001.

Product and Website Development expenses in the first quarter of 2001 were $0.1 million compared to $0.2 million in 2000, a decrease of $0.1 million or 43.5%. The decreases in this area were a result of cost reduction efforts as described in the previous paragraphs.

General and Administrative expenses in the first quarter of 2001 were $0.6 million compared to $0.9 million in 2000, a decrease of $0.3 million, or 26.4%. The decreases in this area were a result of cost reduction efforts as described in the previous paragraphs.

                                         Other Income (Expense) and Income Taxes
--------------------------------------------------------------------------------
Interest income in the first quarter of 2001 was $1,591 compared to $16,989 in 2000, a reduction of $15,398 or 90.6%. Interest is earned on short term investments of available cash, so the reduction is in line with lower cash levels in 2001 compared to 2000.

Interest expense was $0.1 million in 2001 compared to $0 in 2000, an increase of $0.1 million. Of this amount, only $6,606 was actually paid in cash; a further $46,700 is the actual amount that has accrued and will be payable in cash or shares upon redemption or conversion of the balance of the outstanding convertible notes. The remaining $0.05 million in interest expense is deemed interest recorded as a result of the particular nature of the January 19, 2001 $0.5 million convertible debenture's conversion formula which entitles the holder to an in-the-money conversion rate. Due to the variable nature of the conversion feature, the effective interest will continuously be re-measured as the Company's stock price changes, until conversion or maturity of the notes.

Due to its net loss position, the Company did not incur tax in 2000. As at the most recent year end, Stockgroup had tax loss carry forwards of $6,718,000 in Canada which expire in 2006 and 2007, and tax loss carry forwards of $2,306,000 in the U.S. which expire in 2019 and 2020.

                                                                      Net Income
--------------------------------------------------------------------------------
The net loss for the first quarter of 2001 was $0.3 million compared to a loss of $1.6 million in 2000, a decrease in losses of $1.3 million or 78.3%. This decrease in losses was a result of cost reduction efforts as described above. Allowing for the effect of non-cash and unusual items previously discussed above, management believes profitability is within reach in 2001.

RESULTS OF OPERATIONS - FOR THE YEARS ENDED DECEMBER 31, 2000 AND DECEMBER 31, 1999

In the year 2000 the Company leveraged its expertise in the Services to Public Companies area, and developed two new revenue streams that are a direct result of the core competencies developed in Services to Public Companies and in running its award-winning destination website for investors, www.smallcapcenter.com. Much of its growth was attributable to the investments in infrastructure that it made using the equity funds raised in 1999 and 2000, and the debt financing secured early in 2000. Although the use of these funds caused the Company to produce deficit operations for the last two years, management now believes it has completed the majority of the effort to consolidate its position and develop desirable revenue streams. Stockgroup believes it is now poised to leverage its infrastructure and expertise in 2001 and complete the transition to profitable operations.

The consolidated financial statements included in this document are prepared in U.S. Dollars and are prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The comparative figures presented in the consolidated financial statements for periods prior to the March 11, 1999 reverse acquisition are those of SRG.

                                                       Revenue and Gross Profits
--------------------------------------------------------------------------------
Total revenues in 2000 were $4.0 million compared to $1.9 million in 1999, an increase of $2.1 million, or 110.5%. The company's historical business of Services to Public Companies also increased compared to last year, growing from $1.9 million in 1999 to $2.6 million in 2000, an increase of $0.6 million or 32.8%. The other growth in revenue came from the company's two new sources of revenue, both an outgrowth of the Services to Public Companies business. Financial Tools and Content accounted for $87,728 of the increase in 2000, while E-Business accounted for the remaining $1.4 million.

Gross profits in 2000 were $2.2 million compared to $0.7 million in 1999, an increase of $1.5 million, or 214.3%. Gross profits were able to grow faster than sales because increases in revenue were not dependent on matching increases in costs, most notably labor costs. This scalability is a result of two main factors. Stockgroup completed the major effort of building www.smallcapcenter.com in 1999, allowing it to re-allocate those resources to new Financial Tools and Content and E-Business revenue sources. Also, the fact that all three revenue streams have compatible requirements in terms of programming, design, administration, and management allows the Company to avoid excess capacity and derive the maximum benefit from investments in staff and assets such as computer hardware and software.

Stockgroup believes revenues from the Services to Public Companies market will continue to grow in 2001. Not only does the Company continue to add tools and content to improve its product offering, it is also continuously finding new ways to leverage its successful website. Stockgroup's business development department is always on the lookout for strategic opportunities, prime examples being the startup of the Company's Financial Tools and Content business in November, a special Oil and Gas supplement launched in March 2001, and the Integrat-IR, an automated Internet disclosure tool launched in March 2001 that helps public companies comply with SEC Internet continuous disclosure requirements. Stockgroup will continue to complement the growing popularity of its Services to Public Companies products by entering new strategic areas.

While the revenue from Financial Tools and Content represents less than 2% of sales in 2000, it is a growing source of revenue that is expected to become a significant line of business in 2001. Stockgroup started providing tools and content to other companies' websites and intranets late in November 2000, using direct and channel sales through internet syndicators. Each customer the Company secures typically signs a twelve-month contract in addition to the start-up fees, providing an on-going revenue stream that is continuously building. At December 31, 2000, the Company had signed contracts worth over $0.5 million in future revenues. The Company's Financial Tools and Content market and its Services to Public Companies market both benefit from continuous recurring revenues derived from a common technology base.

E-Business was also a new area in 2000. Stockgroup started the year with its Asian product, AsiaXIS.com, and ended the year working on its latest product, OnMark. These two major projects, along with several minor ones, helped establish this area as a significant revenue source for the Company in 2000. Stockgroup was able to capitalize on opportunities in this area because of the expertise it developed in building and maintaining its own destination website. The Company plans to pursue further business opportunities in this area, as it is highly compatible with the skills and competencies developed in building and maintaining revenues in the Services to Public Companies and Financial Tools and Content areas.

                                                              Operating Expenses
--------------------------------------------------------------------------------
Total operating expenses in 2000 were $7.8 million compared to $5.1 million in 1999, an increase of $2.7 million or 52.9%. Of this amount, over $0.6 million was from non-cash expenses as described below, as well as $1.08 million of unusual expenses. Much of the increase in operating expenses occurred in the first half of 2000, as Stockgroup continued to build infrastructure and develop revenue streams. During the third quarter, the Company undertook an effort to achieve the most cost-efficient structure possible, in order to benefit from the infrastructure and revenue gains it had realized but to also start moving toward profitability. Stockgroup was able to make significant reductions in most areas of expenditures during the last half of the year, without reducing its ability to earn revenues. Stockgroup will continue to keep expenses as low as possible as it grows its revenues in an effort to achieve profitable operations in 2001.

Sales and Marketing expenses were $2.7 million in 2000 compared to $2.5 million in 1999, an increase of $0.2 million or 10.8%. This increase was primarily the result of the addition of a Vice President of Sales during the first half of the year and the strategy of significantly increased staffing and geographic expansion into offices in Alberta, Ontario, New York, California, and Texas. Late in the third quarter the company re-evaluated this strategy and concluded that it would be beneficial to change the strategy from the standpoint of increasing revenue and reducing costs, by using fewer more competent resources concentrated in fewer markets, thus achieving increased effectiveness and economies. Stockgroup expects these reductions to have a continuing beneficial effect on costs in this area in 2001.

Product and Website Development expenses in 2000 were $0.8 million compared to $0.4 million in 1999, an increase of $0.4 million or 104.6%. The increases in this area were a result of over $450,000 in expenses relating to the Company's expansion into Europe in the spring of 2000, which was discontinued due to adverse financial market conditions.

General and Administrative expenses in 2000 were $4.2 million compared to $2.2 million in 1999, an increase of $2.0 million, or 90.9%. Major non-cash elements of this area totaled over $0.6 million and included $243,500 of non-cash investor relations expenses that were paid in stock, over $140,000 of stock-based compensation expenses, and $204,000 in amortization expenses. Also included was bad debts expense of $631,000 relating to collection of large receivables from two customers, $351,000 of which the Company believes is likely to be collectible pending the outcome of litigation. Other significant expenses included rent and office expenses on North American offices, legal and accounting expenses relating to public company status, and general increases in administrative staff and associated costs to keep pace with the growth in sales. Many of these costs have been reduced in the last five months of 2000, and management expects the effect of these reductions to carry forward into 2001.

                                         Other Income (Expense) and Income Taxes
--------------------------------------------------------------------------------
Interest income in 2000 was $85,138 compared to $123,260 in 1999, a reduction of $38,122 or 30.9%. Interest is earned on short term investments of available cash, and primarily occurred in the first half of the year.

Interest expense was $3.9 million in 2000 compared to $15,610 in 1999, an increase of $3.9 million. Of this amount, only $163,000 was actually paid in cash; a further $132,000 is the actual amount that has accrued and will be payable in cash or shares upon redemption or conversion of the balance of the outstanding convertible debentures. The remaining $3.6 million in interest expense is deemed interest recorded as a result of the particular nature of the $3.0 million convertible debentures' conversion formula which entitles the holder to an in-the-money conversion rate. Due to the variable nature of the conversion feature, the effective interest will continuously be re-measured as the Company's stock price changes, until conversion, redemption, or maturity of the notes.

Due to its net loss position, the Company did not incur tax in 2000. At present Stockgroup has tax loss carry forwards of $6,718,000 in Canada which expire in 2006 and 2007, and tax loss carry forwards of $2,306,000 in the U.S. which expire in 2019 and 2020.

                                                                      Net Income
--------------------------------------------------------------------------------
The net loss for 2000 was $8.3 million compared to a loss of $4.2 million in 1999, an increase in losses of $4.1 million or 96.4%. This increase in losses can be entirely attributed to non-cash items totaling $4.2 million as described above: the $3.6 million deemed interest on the convertible notes, and the $631,000 bad debt expense on two customers. The extraordinary gain on note redemption was recorded in accordance with the appropriate accounting principles. The portion of the operating loss experienced in 2000 that was not attributable to non-cash items was primarily due to continuation of infrastructure and revenue building activities commenced in 1999, the majority of which were completed by the end of the third quarter of 2000. Allowing for the effect of non-cash items previously discussed above, management believes profitability is within reach in 2001.

RESULTS OF OPERATIONS - FOR THE YEARS ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

1999 was the most significant period of growth and development in our history. During the year, the Company expanded the scope of its news division by hiring 10 journalistic professionals, including our Editor in Chief, David Andelman. During 1999 we also expanded our productive capacity and developed and launched www.smallcapcenter.com, our state of the art website dedicated to serving the needs of small cap investors. This project required a significant investment of resources and, along with other initiatives, resulted in the addition of 31 new staff to our programming and design teams. The launch of www.smallcapcenter.com also included the creation of our advertising image based on the slogan `Where to find the next big thing'. The accompanying ad campaign included commercials on media such as CNBC and print ads in The Wall Street Journal, U.S. News and World Report and other major publications.

During 1999, we also expanded our news bureau/sales office branch network through the addition of offices in San Francisco and New York. Supporting financing for our strategic plan was raised through private placements of an aggregate cash proceeds of $5.4 million which were completed after the Company went public in March.

With respect to the performance of the predecessor company in 1998 and 1999, prior to its acquisition on March 11, 1999 of Stock Research Group, I-Tech Holdings Group, Inc. had achieved minimal success in the implementation of its marketing plan and the operation of its business, the design of websites.

                                                                         Revenue
--------------------------------------------------------------------------------
1999 was a year of record revenue for Stockgroup.com. During the year ended December 31, 1999, we generated revenues of $1,920,052 versus $857,591 for the year ended December 31, 1998. This represents a 123% increase in year over year revenue.

Revenues in 1999 and 1998 were all Services to Public Companies. A substantial part of growth in revenues was due to an increase in Advertising and Media Services sales, which saw year over year growth of 393%. Website Design and Development also saw gains, with an increase of 61% and Website Maintenance and Marketing saw a marginal decrease of (12)%. Over the course of 1999 growth in Website services overall was impacted by resources applied to the development of our new enterprise financial news media Website www.smallcapcenter.com.

                                                              Operating Expenses
--------------------------------------------------------------------------------
The development and launch of www.smallcapcenter.com had a major bearing on the operating expenses incurred by Stockgroup.com during 1999. Cost of Revenues, which include items such as data feed costs, Internet connectivity costs, some of the costs of our Design team and advertising costs for advertising purchased on behalf of clients, increased from $172,343 in 1998 to $1,208,033 in 1999 representing and increase of 601%. These costs are required to maintain the infrastructure which support the delivery of financial information services on the Internet.

Sales and Marketing costs also saw significant increases primarily as a function of advertising purchases related to the launch of www.smallcapcenter.com and went from $265,840 in 1998 to $2,454,473 in 1999, an increase of 823%. Funds expended for advertising have provided us with reach to viewers and are expected to continue to provide value over the longer term. In 1998, we had not yet undertaken significant initiatives with respect to Sales and Marketing and our expenses were largely related to our commissioned sales staff.

Product Development costs, which consist of salaries for programmers and Design staff seconded to the development of www.smallcapcenter.com increased from $117,453 in 1998 to $415,108 in 1999, an increase of 253%.

General and Administrative costs also saw a large relative increase from $443,201 in 1998 to $2,193,582 in 1999, or 395%. Notable expenses in this area came as a result of the addition of two new offices, the moving of head office to larger premises, amortization of imputed expenses for employee stock options, increased salaries and wages for new management and executive staff, and increased legal and accounting fees and consulting fee charges related to our launch as a public company.

                                                   Other Income and Income Taxes
--------------------------------------------------------------------------------
We earned Interest and other income of $124,221 in 1999 primarily on investment of our cash resources. Due to our net loss position, we did not incur tax in 1999.

                                                                      Net Income
--------------------------------------------------------------------------------
During 1999 we incurred a net loss of $(4,2424,533) versus a net loss of $(149,289) in 1998. The loss incurred in 1999 was the result of our strategic investment in the development of our enterprise financial website and supporting advertising program, the addition of significant development capacity in our programming and design teams and the initial investment in our editorial operations.

The most significant component of investment in 1999 was www.smallcapcenter.com which was launched on October 5, 1999.

LIQUIDITY AND CAPITAL RESOURCES
--------------------------------------------------------------------------------
Stockgroup ended the first quarter of 2001 with cash and cash equivalents of $198,854, a reduction of $139,594 from the previous quarter. This compares favorably with cash usage of $402,262 and $1,895,597 in the previous two quarters respectively. In keeping with this downward pattern in cash usage, the Company has set a corporate goal of achieving positive cash flow and profitable operations in 2001. Although the Company expects to achieve this without further need for financing, it may require such financing before it is able to achieve this goal. Additionally, it will still pursue financing in order to grow the business to the greatest possible extent. In the first quarter of 2000 Stockgroup ended with cash and cash equivalents of $609,208.

Stockgroup expects that increasing revenues resulting from current operations, combined with the fact that start-up costs are substantially complete, will reduce use of cash going forward. However, there can be no assurance that revenue will increase or that costs will be lower going forward. In addition, cash levels may be insufficient if the Company responds to a prepayment demand from certain of the noteholders by making a cash prepayment, rather than electing to have the noteholders convert a portion of their convertible notes into shares of common stock. To the extent that either of these possibilities seriously depletes cash levels, the Company may need to seek additional capital. If it does, there can be no assurance that it will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet long-term requirements. If the Company is unable to generate the required amount of additional capital, its ability to meet obligations and to continue operations may be adversely affected.

The Emerging Issues Task Force has released EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a

Company's Own Stock ("EITF 00-19"). EITF 00-19 is effective for derivative instruments entered into or outstanding at June 30, 2001, and will be applicable to the Company's callable warrants then outstanding. The number of shares issuable in the event of exercise of the callable warrants is not subject to an explicit limit. Accordingly, the callable warrants will be considered a liability to be recorded at fair value, commencing June 30, 2001, and will be marked to market in accordance with SFAS 133 thereafter. At March 31, 2001 the callable warrants have been presented as additional paid in capital in these financial statements. At June 19, 2001 the company has sufficient authorized share capital assuming a limit to the number of shares issuable equal to the number of shares that would have been required to settle the warrants on September 30, 2000, in accordance with the transition provisions of EITF 00-19.

CORPORATE DEVELOPMENTS

A synopsis of our corporate highlights is as follows:

1. Syndication strategy launched - Early in 2000 Stockgroup began the implementation of its syndication strategy, signing agreements with Web content aggregators and distributors. The purpose of the syndication program is to raise the profile of smallcapcenter.com's content, to drive traffic to smallcapcenter.com and to generate revenues through licensing fees and revenue sharing agreements. Stockgroup syndicates content available from the public access (free) areas of smallcapcenter.com and some of its proprietary tools. The structure of the terms of each agreement and the revenue model is dependent on the size of the user base of the other site and the requirements of the other site. In December 2000 Stockgroup signed a channel agreement with a major Internet syndication company that distributes tools and content through its website.

2. In March of 2000 Stockgroup completed a placement of $3,000,000 in convertible notes and warrants as described in Note 7 to the December 31, 2000 balance sheet below.

3. June 5 2000 -Stockgroup and Cybersurf Corporation partnered to develop a financial channel for the 3Web Network, Cybersurf's free Internet portal. This channel is now accessible on the 3Web Network. Cybersurf is the second largest ISP in Canada, with over 350,000 users.

4. In July of 2000 Stockgroup enhanced its award winning smallcapcenter.com website. With a brand new look and a wide array of sophisticated tools for investors and public companies, Stockgroup strengthened its community and improved its base of tools and content available for syndication.

5. August 8 2000 - Stockgroup and AvantGo Team to Deliver the Smallcapcenter.com Channel to Investors' Handheld Devices. In an agreement with AvantGo, Inc., a mobile Internet company, Stockgroup agreed to deliver a small cap stock information channel for handheld and wireless devices. The AvantGo mobile Internet service will make Stockgroup's content available for download at www.avantgo.com onto AvantGo's more than 700,000 registered users' Palm OS and Windows CE devices and Internet-enabled phones.

6. Private placement during the third quarter of 2000 - Stockgroup completed a private placement totaling $0.435 million through the issuance of 116,935 shares of common stock at $3.72 per share. These shares are deemed "restricted shares" as that term is defined under U.S. securities laws Regulation "S" of the 1933 Act.

7. October 23, 2000 - Stockgroup launches free real-time quotes and interactive charts to users of its small cap financial super site, www.smallcapcenter.com and as an additional feature for its Financial Tools and Content applications and financial tool offerings to companies. The quotes, accessible free of charge and in real-time, include all major US exchanges. The real-time quotes can be tracked by symbol or within a portfolio. In addition to the Company's real-time quote product, Stockgroup has also developed a proprietary Interactive Chart, a powerful analytical tool that gives investors a comprehensive snapshot of the activities for a given stock or index on the North American exchanges all on one screen. Interactive charting offers the open, close, high, low, volume and stock split information for a particular day available by simply dragging a mouse over the chart. The Interactive Chart offers users an easy way to view different time frames in line or candle format by simply zooming in and out and scrolling left and right. The chart also features various technical analysis features and the option of viewing multiple tickers. The free real time quotes and interactive charts have also been integrated into the content and tool offerings and Financial Tools and Content applications for the company's business-to-business clients. All Internet sites can now offer their customers complimentary real-time quotes, charts, interactive tools and content through the licensing of Stockgroup's products.

8. November 20, 2000 - Smallcapcenter.com Posts 10,000th Story - Largest Smallcap News Archive on the Internet. Stockgroup announced that its news site, smallcapcenter.com, has reached the 10,000 mark for articles and columns produced by its staff of journalists.

9. November 30, 2000 - Stockgroup announced a major development project agreement with Onmark Group, the financial services and e-commerce company. Stockgroup will contribute its project management, web development and design services in the delivery of an Onmark Group global marketplace for web-based leasing, financing and documentation. This marketplace will enable clients to source tailored asset financing and assets online on a global scale in multiple currencies. Stockgroup and Onmark Group had been involved in ongoing projects for several months. This latest initiative as specified by Onmark Group includes Stockgroup's project management and web development and design services to deliver the front end and functionality of Onmark's e-leasing product. Other corporate members of the development team include Oracle Corporation (NASDAQ: ORCL), the world's largest provider of software for e-business, and Viewlocity Inc. Onmark Group's marketplace automates the leasing application process, routing vendor lease applications to the appropriate funders in real time.

10. On January 19, 2001, Stockgroup closed a $0.5 million financing from a group of unaffiliated investors pursuant to a Securities Purchase Agreement. The funding included $0.5 million of 3% Convertible Debentures and 4-year warrants. The warrants were issued on a pro-rata basis, with each debenture-holder receiving 1 Series A warrant for each dollar of debentures purchased and 3 Series B warrants for each five dollars of debentures purchased. The debentures mature on December 31, 2003 and became convertible into common shares on March 25, 2001.

     The maximum and minimum conversion prices for the Notes are $1.00 (the "Maximum Conversion Price") and $0.50 (the "Minimum Closing Price") respectively, and the exercise price (the "Exercise Price") of the Warrants is $1.00 per share for the Series A Warrants and $2.00 per share for the Series B Warrants. The actual conversion price of the Notes will be determined upon receipt of a conversion notice and will be the lesser of
     (a) the Maximum Conversion Price, or (b) 80% of the 2 lowest closing prices of Stockgroup's common shares during the 10 trading days prior to the date of conversion, but in no case less than the Minimum Conversion Price.

     The Maximum and Minimum Conversion Prices and the Exercise Price are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, a stock split, a corporate merger or spin-off, or the issuance of securities at a price below the conversion price. Interest accrues on the Notes at the rate of 3% per annum, and is payable on each conversion date, at the end of each calendar quarter and at maturity. Interest may be paid in the form of cash or shares (which shares, if any, will be included in the registration statement to be filed), at Stockgroup's option. The Warrants permit the holders to acquire up to an aggregate of 800,000 Stockgroup common shares.

     Stockgroup filed a registration statement covering these shares, the shares underlying the Notes, and the shares issuable, if any, in payment of interest on the Notes, which registration statement became effective on April 4, 2001. There was no placement agent in the transaction.

11. During the first quarter of 2001, Stockgroup integrated a variety of financial solutions for new Financial Tools and Content customers including the US Navy, Unisys, Lancaster Media, Prime Vest and Conseco's Internet/Intranet sites. Stockgroup.com provides these sites with its proprietary financial tools, including delayed and real-time quotes, interactive charting and customizable portfolios. These products are licensed to clients and delivered in a private-labeled format to the specifications of the customer.

12. On February 7, 2001, Stockgroup's CEO, Marcus New was recognized as one of Vancouver's Top 40 under 40 business people, as judged by Business in Vancouver magazine. He was recognized formally at a function held on February 7th 2001, alongside his other 40 under 40 peers.

13. On February 13, 2001, Stockgroup announced it had signed a distribution agreement with COMTEX News Network (OTCBB:CMTX), a leading business-to-business infomediary, to provide COMTEX' distribution channel with timely small cap financial news and commentary. Stockgroup.com will provide COMTEX with news, commentary, and analysis on the small cap public markets written by their team of financial reporters and columnists, who write for the leading small cap financial web site, www.smallcapcenter.com. Included in the content distribution are www.smallcapcenter.com features 'Industry News', which focuses on industry sectors in the small cap space, 'Market Report', a general recap of the day's market activity from the small cap market perspective, and 'Small cap Movers' -- a feature that focuses on the day's biggest movers in the small cap markets. This relationship with COMTEX provides Stockgroup.com with an effective channel to deliver our proprietary financial content to a broad audience of users who want to be kept up to speed on the small cap markets.

                                    BUSINESS

GENERAL

Stockgroup is a financial media and technology company.

As a Financial Tools and Content provider, Stockgroup develops custom private labeled financial communities for media, brokerages, and financial services companies. Its proprietary technologies enable companies to provide news and data streams combined with cutting edge fundamental, technical, and productivity tools to their customers. Stockgroup is also a provider of Web site development and Internet marketing services to small and micro cap companies.

Stockgroup's suite of financial tools and contents provides its Financial Tools and Content customers with:

o    Real-time stock quotes on major U.S. exchanges;

o    North American 20-minute delayed stock quotes and indices;

o    Wireless North American stock quotes and indices;

o Portfolio management, live portfolio updates and wireless portfolio updates;

o    Most active stock updates and wireless updates;

o    Daily winners/losers updates and wireless updates; and,

o    Company profiles, stock screening (investment data) and technical analysis.

In addition, Stockgroup is an online provider of financial news and information services, disseminated from offices in New York, San Francisco, Toronto, and Vancouver. Stockgroup's Internet Web site, www.smallcapcenter.com, is a state-of-the-art online research center for the small cap investor or anyone interested in the small cap sector. Interested individuals can opt-in to Stockgroup's services and information by completing a free online registration.

In addition to the Financial tools and content listed above, some of the features available to members of Stockgroup's free opt-in community at www.smallcapcenter.com include:

o    Market news from a wide range of data providers

o    Stockgroup's proprietary Small Cap news

o    Financial tools and analytical charts

o Stockscores to assist in ranking all public stocks using a variety of methods

o    Small cap express newsletter and News hot line

o    Investor market place


CORPORATE BACKGROUND

Stockgroup was incorporated under the laws of Colorado on December 6, 1994 under the name I-Tech Holdings Group, Inc. ("I-Tech"), a United States non-operating company registered on the NASD OTC Bulletin Board. The financial statements and supporting information in this report are issued under the name of Stockgroup but are a continuation of the financial statements and report of operations of Stock Research Group, Inc. ("SRG"), a British Columbia corporation which was incorporated on May 4, 1995. On March 11, 1999, pursuant to a reverse acquisition, SRG acquired the net assets of I-Tech. This transaction is considered a recapitalization of SRG for accounting purposes and an acquisition of Stockgroup by SRG. Accordingly, the transaction has been accounted for as a purchase of the net assets of Stockgroup by SRG, however Stockgroup continues as the remaining legal entity. Prior to the reverse acquisition, between 1995 and 1999, SRG had carried on active operations based on the business model described below, which model has also been continued since the reverse acquisition.

Stockgroup operates offices in Vancouver, San Francisco, and Toronto. Stockgroup was created as a technology and media company that developed Internet financial tools, content and media forums that assist individual investors with information about small cap companies. Stockgroup defines "small cap" as publicly traded companies with less than $750 million market capitalization. From its original website, www.Stockgroup.com, the Company used its experience and the funds from a private placement in spring 1999 to launch a more full-service website at www.smallcapcenter.com. This new website, launched in October 1999, included unbiased proprietary news and tools for the North American small cap market. www.smallcapcenter.com is distinct in the financial news industry in that it supplies information on almost 8,000 smaller public companies not generally reported by other sites in addition to information on larger public companies, making www.smallcapcenter.com a comprehensive website that offers information on most public companies in North America. Throughout 1999 and the first six months of 2000, the Company enhanced its www.smallcapcenter.com website and its tools and content.

The Company's community on www.smallcapcenter.com has provided a foundation for growth because of the targeted, opt-in subscriber base (making it appealing to advertisers and corporate clients) and the recurring, contractual nature of revenues. Stockgroup improved its position in the Services to Public Companies sector through a wider offering of services and tools to small cap companies. Smallcapcenter.com has received recognition for its usefulness and quality to a wide range of users, and has become a launching pad for the newest sources of revenue for Stockgroup - Financial Tools and Content and E-Business. These new revenue sources are a logical extension of products and expertise Stockgroup gained building and maintaining www.smallcapcenter.com. Stockgroup entered the Financial Tools and Content market by syndicating, or licensing, financial tools and content to websites that want to improve their content. The Financial Tools and Content market has created opportunities for Stockgroup beyond its traditional core market of public small cap companies, allowing the Company to sell to a wide range of companies of all sizes. The quality of www.smallcapcenter.com and the expertise gained in building and maintaining it also gave Stockgroup the credibility and exposure required to win Financial Tools and Content and E-Business contracts with companies that want a strong internet presence with a financial focus.

PRODUCTS AND SERVICES

In addition to maintaining the www.smallcapcenter.com community, Stockgroup now offers three services including Services to Public Companies, Financial Tools and Content and E-Business.

Services to Public Companies comprises the range of products and services that Stockgroup offers to its small cap company clients through its monthly marketing and maintenance programs, in addition to the many products and services that are available through its www.smallcapcenter.com website. In the monthly programs, Stockgroup currently serves over 400 corporate clients, and for a monthly fee offers them a one-stop solution for their Internet corporate disclosure and corporate advertising requirements. Clients typically sign a twelve-month or longer agreement, and are featured on a Showcase section of the website, thereby gaining exposure to smallcapcenter users. Subscribers to the monthly maintenance program, whereby Stockgroup updates their websites with corporate information, also helps satisfy SEC requirements for continuous disclosure on the Internet. Management expects this area of business to grow in light of recent SEC pronouncements requiring improved Internet disclosure for their registrants, which will cause an increase in the appeal of this offering. Revenues derived from the website include banner and button advertising on the website and on targeted communications to our community, email access to our opt-in community of qualified investors, and Investor Marketplace where companies can be featured on a section of the website with guaranteed results. The opt-in nature and the appealing demographics of Stockgroup's online smallcapcenter community have improved our ability to generate website revenues in the past. Management expects this to continue in the future as we endeavor to maintain both the quality and size of the community and the range of products we offer.

Financial Tools and Content, leveraged from Services to Public Companies financial tool and content products, is aimed at any company that wishes to add financial news, tools, market data and in depth fundamental and technical analysis to their Web site. In its direct sales and through channel agreements, Stockgroup has already made sales to a wide array of customers including government agencies, large corporation Intranets and websites, internet companies, financial services companies and media companies. In addition to the wide array of customers Stockgroup has access to through channel agreements with syndicators, possible customers include the 5,000 full service brokers in North America. The Financial Tools and Content model is attractive because it is a comprehensive and inexpensive alternative to in-house development or partnership. It is a strong source of revenue for Stockgroup because of the recurring, annuity nature of the revenue streams, which are typically generated through 12-month contracts that renew annually. Other potential customers include but are not limited to insurance and trust companies, financial news publications, and investor relations firms. Since launching Financial Tools and Content products, during the second half of 2000 new Financial Tools and Content customers include major technology, banking, and insurance clients.

E-Business offers data aggregation and management, system design and development, technology development and project management to business customers. More involved than the Financial Tools and Content model, Stockgroup began offering E-Business late in 1999. These customers need completed solutions to their Web presence and have chosen Stockgroup because of its expertise in the development and maintenance of Web sites that require the incorporation of financial technology, content and media. The Company believes it has become efficient and effective in the development of these types of sites owing to five years of financial tool and Web site development. One of Stockgroup's competitive advantages is the ability to develop comprehensive solutions using proprietary tools in a compressed time frame.

Stockgroup's industry is characterized by rapid technological change, new product development and evolving industry standards. Inherent in the Company's business are various risks and uncertainties, including a limited operating history and the limited history of commerce on the Internet. For a more complete discussion of the risks associated with the Company's business, see the risk factors discussion and Management's Discussion and Analysis of Results of Operations and Financial Condition. Success may depend in part upon the emergence of the Internet as a communications medium, prospective product development efforts and the acceptance of the Company's products and services by the marketplace. As part of its strategic development plans, the Company invests significant resources in new products and services development.

EMPLOYEES

As of March 31, 2001 Stockgroup employed 50 people on a full-time basis and 2 people on a part-time basis. Stockgroup's success is highly dependent on the ability to attract and retain qualified employees. Competition for employees is intense in the Internet industry. To date, the Company believes that it has been successful in efforts to recruit and retain qualified employees, but there is no assurance that it will continue to be as successful in the future. None of the Company's employees are subject to collective bargaining agreements. The Company believes relations with employees are good.

REGULATORY ISSUES

The Company is not subject to governmental regulation in its Internet publishing efforts other than local state and municipal sales tax licenses.

A number of legislative and regulatory proposals under consideration by federal, state, provincial, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for Stockgroup's services, increase the cost of doing business or otherwise have a material adverse effect on the Company's business, results of operations and financial condition.

SUBSIDIARIES

Stockgroup has five subsidiaries. In Canada, its British Columbia subsidiaries are Stockgroup.com Media, Inc. and 579818 B.C. Ltd. In the U.S. the Company operates through Stockgroup.com, Ltd. Stockgroup also owns two non-operating corporations, Stockgroup.com (Bahamas) Ltd. and Stockgroup.com International, Inc. which are currently dormant.

PRODUCT AND WEBSITE DEVELOPMENT

During 1999 and 2000 the Company invested approximately $849,335 and $415,108 respectively on research and development related to new products and services, the introduction of www.smallcapcenter.com, and the development of new markets in Europe during 2000 that was abandoned in the same year.

INTELLECTUAL PROPERTY, PROPRIETARY RIGHTS AND DOMAIN NAMES

We protect our intellectual property through a combination of trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers, independent contractors and strategic partners. We pursue the registration of our domain names, trademarks and service marks in the United States and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services and products are made available on-line. We create a majority of our content and obtain rights to use the balance of our content from third parties. It is possible that we could become subject to infringement actions based upon the content obtained from these third parties. In addition, others may use this content and we may be subject to claims from our licensors. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the future. We enter into confidentiality agreements with our employees and independent consultants and have instituted procedures to control access to and distribution of our technology, documentation and other proprietary information and the proprietary information of others from whom it licenses content. The steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our copyrights, trademarks, service marks and similar proprietary rights. In addition, other parties may assert claims of infringement of intellectual property or other proprietary rights against us. The legal status of intellectual property on the Internet is currently subject to various uncertainties as legal precedents have not been set and are still to be determined in many areas of internet law.

LEASEHOLD

We operate four leased offices, all located in recognized financial districts of their respective cities. Our leaseholds are summarized as follows:

     City                 Monthly Payment       Lease          Expiry Date
-----------------------------------------------------------------------------
Vancouver                     CDN $19,969      7 years       June -- 2006
New York                           $8,154      7 years       August -- 2006
Toronto                        CDN $4,204      3 years       July -- 2002
San Francisco                      $4,276      3 years       January -- 2002

As of May 15, 2001, we have sub-leased the New York premises for the same amount of our lease expense, resulting in a net expense to us of $0 per month until April 30, 2004.

EQUIPMENT

We have made an investment in servers and computer equipment required for our Web site and we have dedicated staff assigned to maintenance and support of these operations.

LEGAL PROCEEDINGS

We filed a statement of claim in the Supreme Court of British Columbia on January 3, 2001, against Pacific Capital Markets Inc., James King, Rick Jeffs, and Heidi Hirst. We are suing Pacific Capital Markets Inc. for $351,180 due to us under a sales contract we signed with them on September 20, 2000. We are suing the individuals named above, who are managers of Pacific Capital Markets Inc., for general damages for misrepresentation. We are seeking payment of the $351,180 owing, plus interest, damages, costs and such further and other relief as deemed suitable by the court.

On January 12, 2001, Pacific Capital Markets Inc., James King, Rick Jeffs, and Heidi Hirst filed a Statement of Defence and Counterclaim. At the time of this filing, no settlement conferences have been held and no court date has been set.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

The following table sets forth, as of June 19, 2001, the name, age and position of the Company's directors, executive officers and other significant employees.

Name                  Age      Position with the Company
--------------------------------------------------------------------------------
Marcus A. New         30       Chairman of the Board; Chief Executive Officer
David Caddey          51       Director
Louis deBoer II       49       Director
Leslie Landes         56       Director, President and Chief Operating Officer
Craig Faulkner        30       Director, Chief Technology Officer
Lindsay Moyle, CGA    36       Chief Financial Officer, Secretary & Treasurer
--------------------------------------------------------------------------------

The backgrounds of the Company's Directors, Officers and significant employees are as follows:

Marcus New, Founder, Chairman of the Board and CEO

Marcus New is the founder, and has been Chairman and Chief Executive Officer since May 1995, of Stockgroup. Mr. New formed the vision for Stockgroup in 1995 and developed the company from an idea to the goal of becoming a leader in e-business solutions for financial services companies and the dominant single source for small cap information on the Internet. Over the last five years he has grown the company by re-investing internally generated capital and has successfully built a substantial corporate client roster based on development of his ideas for Internet marketing. Similar to other successful Internet pioneers, Mr. New created Stockgroup based on identification of the ways in which the Internet could be used to provide services that were not otherwise available.

David N. Caddey, B.Sc., M.Sc., Director

David Caddey has been a Director of Stockgroup since May 1995 and has over 26 years experience in the business and program management field. Since July 1998 he has served as an Executive Vice President of MacDonald Dettwiler and Associates Ltd., a space technology and satellite services company that designs, manufactures, operates and markets a broad range of space products and services. During this period he has also served as the General Manager of that company's Space Missions Group where he is responsible for managing the construction of the Radarsat-2 spacecraft and associated ground infrastructure program, valued at over $350 million, as well as the construction of the Space Station Mobile Servicing System. From July 1994 to June 1998, Mr. Caddey worked as a Vice President and General Manager of the Space and Defense Systems Business Area of MacDonald Dettwiler and Associates Ltd.. In this capacity he was responsible for marketing and sales, project management, technical management and post delivery support. From 1990 to 1994 he served as Vice President and General Manager of Geo-information Systems of MacDonald Dettwiler and Associates Ltd., where he managed the development of Radarsat I Ground Segment Program.

Louis deBoer II, Director

Louis de Boer has served as a director of Stockgroup since October 1999. Since May 1998, he has served as President of MediaFutures, Inc., which provides consulting services to clients in the Internet and cable broadcasting industries, including such companies as Hearst New Media, Cox Enterprises, Rainbow Programming as well as several emerging growth companies. From June 1996 to April 1998, he was Chief Executive Officer at New Century Network, an online company formed by a consortium of the nine leading US newspaper organizations, including, Advance Communications, Cox Communications, The Chicago Tribune, Hearst, Gannett, Knight-Ridder, Inc., The New York Times, The Washington Post and Times-Mirror. At New Century Networks, Mr. de Boer managed the team of experts that aggregated content and marketed and sold space to over 150 newspaper Web sites. From 1977 to December 1994, Mr. de Boer was employed at HBO culminating in the positions of Executive Vice President of HBO Inc. and President of its International division, where he played an instrumental role in helping negotiate and broker deals that significantly increased that company's presence in its international markets. Mr. de Boer is also a director of Click TV, an online television listings service, and Nextplay, both of which are public companies.

Leslie A. Landes, Director, President and Chief Operating Officer

Leslie Landes has served as Stockgroup's President and Chief Operating Officer since August 1998 and has been an advisor to Stockgroup since its inception. Since January 1992, Mr. Landes has served as the President and as a director of Landes Enterprises Limited, which he founded, and which is an interim turnaround management consulting company that advised and counseled clients in several industries, including telecommunications and technology on issues ranging from mergers and acquisitions to international marketing campaigns. Prior to forming Landes Enterprises in 1992 Mr. Landes spent 13 years with the Jim Pattison Group, Canada's third largest privately held company with sales in excess of CDN$3 Billion, with over 13,000 employees. He served as President of The Jim Pattison Sign Group, Outdoor Group, and Communications Group, which included radio and television stations and paid subscription print publications. Ultimately he was appointed President of Jim Pattison Industries Ltd. and Senior Vice President of the parent Jim Pattison Group, responsible for the Group's acquisitions and divestitures, and with involvement in the management of the Group's 50 diversified companies. He successfully initiated and completed the acquisitions of other companies in a number of diverse industries in which the Group was active. Under his direction the Sign Group was built into the largest electric sign company in the world. Mr. Landes is also a director of TIR Systems Ltd., a lighting technology company, which is a public company.

Craig Faulkner, Co-Founder, Director, Chief Technology Officer

Craig Faulkner has served as Stockgroup's Chief Technical Officer and as a member of Stockgroup's board of directors since January 1995. Early in his career with Stockgroup, Mr. Faulkner led Stockgroup to co-develop one of the first portfolio tracking tools, LivequoteSRG. Mr. Faulkner manages the programming and information management team at Stockgroup, initiates solutions with data and hardware vendors, while maintaining a senior management role and board membership. Under Mr. Faulkner's direction, Stockgroup has implemented a sophisticated blend of solutions.

Lindsay Moyle, CGA, Chief Financial Officer, Secretary and Treasurer

Lindsay Moyle has served as the Chief Financial Officer of Stockgroup since May 2000. From July, 1995 to April, 1999 he was the Chief Financial Officer of NTS Computer Systems, a publicly traded specialty computer manufacturer, where he helped the company grow from annual revenues of CDN$1 Million to CDN$35 Million.

Executive Compensation

The following summary compensation table reflects all compensation awarded to, earned by, or paid to the Chief Executive Officer and the President for all services rendered to the Company in all capacities during each of the years ended December 31, 1998, 1999 and 2000. None of the other executive offices received salary and bonus exceeding $100,000 during those years.

                           Summary Compensation Table

Name and Principal Position              Year       Salary   Securities      All
Other
---------------------------              ----       ------   ----------
---------
                                                       $     Underlying
Compensation
                                                       -     ----------
------------
                                                             Options (#)
$
                                                             -----------
-
Marcus New                               2000    $ 147,460           0
$  0
Chief Executive Officer,                 1999    $ 111,073     325,000
$  0
Chairman and Director                    1998    $  40,192           0
$  0

Leslie Landes                            2000    $ 145,668           0
$  0
President & Chief Operating Officer      1999    $ 122,654     745,800
$  0
                                         1998    $  38,781           0
$  0

The amount shown above for Leslie Landes 2000 salary differs from the contractual amount of $150,000 per annum due to payment of the salary in Canadian dollars, leading to foreign exchange differences in conversion back to US dollars at average exchange rates for the year.

No Bonuses were paid to named executive officers in any of the above years. No Restricted Stock Awards, SAR's, or LTIP's were awarded to named executive officers in any of the above years.

No stock options were granted to any of the named executive officers during 2000 for services rendered to Stockgroup.

The following table summarizes the option holdings of the named executive officers as at December 31, 2000:

                 AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                             Number of Shares
underlying                  Value Unexercised
                                                               Unexercised
Options at                  In-the-Money Options at
                                                                  December 31,
2000                       December 31, 2000
                       Shares acquired on       Value
        Name                Exercise          Realized      Exercisable
Unexercisable         Exercisable      Unexercisable
Marcus New                      0                 0             65,000
  260,000                 0                   0

Leslie Landes                   0                 0                  0
  105,000                 0            $ 64,575
                                0                 0            213,280
  373,720                 0            $      0

Directors' Compensation

Stockgroup compensates its outside Directors by issuing each one options to acquire shares of common stock which fully vest after one year of service on the board of directors. Mr. David Caddey was granted 20,000 such options on March 11, 1999 that have an exercise price of $2.50 per share and became fully vested and exercisable on March 11, 2000. Mr. Louis deBoer II was granted 20,000 such options on October 7, 1999 which have a exercise price of $2.75 per share and became fully vested and exercisable on October 7, 2000. Mr. David Caddey and Mr. Louis deBoer II were granted 50,000 additional options each on November 8, 2000 that have an exercise price of $1.00 per share and become fully vested and exercisable on November 8, 2001.

Employment and Severance Agreement

Stockgroup has an employment agreement with the President Leslie Landes. This agreement was signed on August 4, 1998 and has a term of 5 years. Under the agreement Mr. Landes is scheduled to receive compensation of $150,000 per annum. The agreement may be terminated by Stockgroup or Mr. Landes on 30 days notice, and if termination is initiated by Stockgroup, Mr. Landes is to receive a severance payment equal to 12 months compensation.

1999 Incentive Stock Option Plan

The purposes of our 1999 Incentive Stock Option Plan are to enhance our profitability and shareholder value by enabling us to offer stock based incentives to employees, directors and consultants. The 1999 Stock Option Plan authorizes the grant, to our, and our subsidiaries, employees, directors, consultants and advisors, of:

     o    stock options;

     o restricted shares (which would generally provide for a substantial risk of forfeiture for a period of time);

     o deferred shares, which would generally provide for shares to be issued upon services being rendered; and

     o performance shares, which would generally provide for shares to be issued upon the attainment of specified performance goals.

Under the 1999 Stock Option Plan, we may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and non-qualified stock options. Incentive stock options may only be granted to our employees.

The number of shares authorized and reserved for grants under the 1999 Stock Option Plan is 2,000,000. The 1999 Stock Option Plan is administered by the board of directors, although the board has the right to appoint a committee of two or more non-employee directors to administer the Plan. Subject to the provisions of the Plan, the board and the committee have authority to determine the employees, directors, consultants and advisors who are to receive awards and the terms of such awards, including:

     o    the number of shares subject to the award;

     o    the fair market value of the shares subject to options;

     o    the exercise price per share;

     o the terms of vesting, including whether vesting accelerates upon a change of control, which may also be granted to participants at any time after an award has been granted; and

     o    other terms.

Grants of options may consist of incentive stock options, non-qualified stock options, or a combination of both. Incentive stock options must have an exercise price equal to at least 100% of the fair market value of a share on the date of the award and non-qualified stock options must have an exercise price at least equal to 75% of the fair market value of a share on the date of the award. If the grant of an incentive stock option is to a shareholder holding more than 10% of our voting stock, the exercise price must be at least 110% of the fair market value on the date of grant. Terms and conditions of awards are set forth in written agreements between us and the respective option holders. Awards under the 1999 Stock Option Plan may not be made after March 11, 2009, and stock options granted before that date may not have a term beyond that date.

If the employment with us of the holder of a stock option is terminated for any reason other than as a result of a voluntary termination with the consent of the board or the holder's death or disability, the holder's stock option terminates on the same date. If the termination is due to such a voluntary termination the holder may exercise the option, to the extent exercisable on the date of termination of employment, until 3 months after the date of termination. If an option holder dies or becomes disabled, stock options may generally be exercised, to the extent exercisable on the date of death or disability, by the option holder or the option holder's survivors until six months after the date of death or disability.

As of June 19, 2001, options to purchase up to 1,978,500 shares of common stock had been granted under the 1999 Stock Option Plan, and options to purchase 21,500 shares were available for future grants. We have registered the shares subject to issuance under our 1999 Stock Option Plan, pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on November 16, 1999.

2000 Incentive Stock Option Plan

The purposes and description of our 2000 Incentive Stock Option Plan are identical to the 1999 Stock Option Plan in all respects, save that the amount of shares authorized and reserved for issuance under the 2000 Stock Option Plan is 500,000 shares. As of June 19, 2001, 500,000 options have been issued under the 2000 Stock Option Plan, of which 200,000 have been exercised and no further options are available to be granted. We have registered the shares subject to issuance under our 2000 Stock Option Plan, pursuant to our registration statement on Form S-8 filed with the Securities and Exchange Commission on May 15, 2001.

LIMITATION OF LIABILITY AND INDEMNIFICATION

We intend to enter into indemnification agreements with our directors and officers. These agreements will provide, in general, that we will indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers. Currently, directors and officers are entitled to the benefits of the limitation of liability provided under our charter documents and the laws of the State of Colorado.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SELLING SHAREHOLDERS

This prospectus relates to the offering by the selling shareholders of shares of our common stock acquired by them upon conversion of convertible debentures and exercise of warrants that the selling shareholders received in a private placement. All of the shares of common stock offered by this prospectus are being offered by the selling shareholders for their own accounts.

Yasser Moustafa ("Moustafa"), Richard Stone ("Stone"), Aslan Ltd. ("Aslan"), Panetta Partners, Ltd. ("Panetta"), Dennis McCormack ("McCormack"), Christoph Bruening ("Bruening") and Keith Alliotts ("Alliotts") (collectively, the "selling shareholders") purchased an aggregate of

$0.5 million of convertible debentures and warrants from us in a private placement transaction which closed on January 19, 2001. As part of that private placement, the selling shareholders were issued debentures that may be converted into our common stock and warrants to acquire our common stock. The debentures and the warrants and related documents are described in more detail on page 43 of this prospectus. Holders of the debentures and warrants are prohibited from using them to convert into and acquire shares of our common stock to the extent that such conversion or acquisition would result in such holder, together with any affiliate thereof, beneficially owning in excess of 9.99% of the outstanding shares of our common stock following such conversion or acquisition. This restriction may be waived by the holder on not less than 65 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures , and consequently the number of shares of our common stock that will be beneficially owned by the selling shareholders, cannot be determined at this time. Because of this fluctuating characteristic, we have agreed to register a number of shares of our common stock that exceeds the number of shares beneficially owned by the selling shareholders. The number of shares of our common stock listed in the table below as being beneficially owned by the selling shareholders includes the shares of our common stock that are issuable to them, subject to the 9.99% limitation, upon conversion of their debentures and exercise of their warrants. The application of the 9.99% limitation cancels the selling shareholder's right to convert his note or exercise his warrant to the extent such conversion or exercise would result in the shareholder owning too many shares. However, once the shareholder disposes of shares he holds, his right to convert or exercise the debentures and warrants becomes effective again, subject to the 9.99% limit.

The following table sets forth information with respect to the common stock beneficially owned by the selling shareholders as of the date of this prospectus. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. However, the selling shareholders are subject to certain limitations on the conversion of their convertible debentures and the exercise of their warrants. The most significant of these limitations is that each such selling shareholder may not convert his or its debentures if such conversion would cause such holder's beneficial ownership of our common stock (excluding shares underlying any of their unconverted debentures or unexercised warrants) to exceed 9.99% of the outstanding shares of common stock. Also, the table below includes the number of shares that would be issued upon conversion in payment of all accrued interest through maturity date, which is more than 60 days from the date of this prospectus. Therefore, although they are included in this table below, the number of shares of common stock for some listed persons may include shares that are not subject to acquisition during the 60 day period. The number of shares registered for resale by each of the selling shareholders under this prospectus includes shares issuable upon conversion of their debentures or exercise of their warrants, and, to take into account the fact that the actual conversion rate will be based on a formula stated in the convertible debentures may fluctuate from the assumed rate under certain conditions, 150% of the aggregate number of shares of common stock into which the principal amount of such debentures and accrued interest through the maturity date would be convertible, plus the number of warrant shares issuable to that selling shareholder. However, because of the possible fluctuations in the conversion price applicable to the convertible debentures, the number of shares actually issued to and sold by selling security holders who own convertible debentures may ultimately be more or less than the number of shares shown in this table as being held by these selling security holders. This variation is due to factors that cannot be predicted by us at this time. The most significant of these factors is the future market price of our common stock.

The percentage interest of each selling security holder is based on the beneficial ownership of that selling security holder divided by the sum of the current outstanding shares of common stock plus the additional shares, if any, which would be issued to that selling security holder (but not any other selling security holder) when converting debentures or exercising warrants or other rights in the future. For purposes of presentation in this table, the 9.99% limit referred to above was disregarded.

To our knowledge, each of the selling shareholders has sole voting and investment power over the shares of common stock listed in the table below. No selling shareholder has had a material relationship with us during the last three years, other than as an owner of our common stock or other securities.

--------------------------------------------------------------------------------
-------------------
           SELLING            ORIGINAL PRINCIPAL   NUMBER OF SHARES   NUMBER OF
SHARES    PERCENT
        SHAREHOLDERS         AMOUNT OF DEBENTURES     REGISTERED      OWNED
AFTER THE    0F CLASS
                                    ISSUED
OFFERING
--------------------------------------------------------------------------------
-------------------
Yasser Hosny Moustafa              300,000            1,461,000              0
            0
--------------------------------------------------------------------------------
-------------------
Richard B. Stone                    50,000             243,500               0
            0
--------------------------------------------------------------------------------
-------------------
Aslan Ltd.                          50,000             243,500               0
            0
--------------------------------------------------------------------------------
-------------------
Panetta Partners, Ltd.              25,000             121,750               0
            0
--------------------------------------------------------------------------------
-------------------
Dennis McCormack                    25,000             121,750               0
            0
--------------------------------------------------------------------------------
-------------------
Christoph Bruening                  25,000             121,750               0
            0
--------------------------------------------------------------------------------
-------------------
Keith Alliotts                      25,000             121,750               0
            0
--------------------------------------------------------------------------------
-------------------

The number of shares of common stock shown for each of the selling shareholders represents, for each $100,000 of the original principal of the convertible debenture of that shareholder, 218,000 shares (representing conversion of the principal and interest through the maturity date at an assumed conversion rate of $0.50) plus 160,000 warrant shares. We are registering for each shareholder, for each $100,000 of original principal of the convertible debenture, 150% of those 218,000 shares, plus the 160,000 warrant shares, or a total of 487,000 shares.

We have assumed the sale of all of the common stock offered under this prospectus will be sold. However, as the selling shareholders can offer all, some or none of their shares of common stock, no definitive estimate can be given as to the number of shares that the selling shareholders will hold after this offering. Holders of the debentures and warrants are prohibited from using them to convert into or acquire shares of our common stock to the extent that such conversion or acquisition would result in such holders, together with any affiliate thereof, beneficially owning in excess of 9.99% of the outstanding shares of our common stock following such conversion or acquisition. This restriction may be waived by the holder on not less than 65 days notice to us.

As of the date of this prospectus the conversion price was $0.50. The number of shares to be issued upon exercise of the warrants is based upon an exercise price of $1.00 for the 500,000 Series A warrants and $2.00 for the 300,000 Series B warrants.

                             PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners

The following table sets forth as of June 19, 2001 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock.

Name and address* of         Amount and Nature          Percent of
Beneficial Owner           of Beneficial Ownership        Class
--------------------       -----------------------      ----------
Marcus New                        2,968,500                33.94%
Yvonne New                        2,666,500                30.49%
518464 B.C. Ltd.                  2,245,000                25.67%
Craig Faulkner                      912,000                10.42%
569358 B.C. Ltd.                    665,000                 7.60%

*Unless otherwise referenced, the address for each of the above mentioned parties is c/o Stockgroup.com Holdings, Inc. Suite 500 - 750 West Pender Street, Vancouver, B.C. Canada V6C 2T7.

On March 11, 1999, Stockgroup entered into a Share Exchange and Share Purchase Agreement with 579818 B.C. Limited, a British Columbia wholly-owned subsidiary; Stock Research Group, Inc., a British Columbia corporation; and all of the shareholders of Stock Research Group. Under that Agreement the Company acquired all of the issued and outstanding shares of Stock Research Group, in consideration of which 579818 B.C. Limited issued to the Stock Research Group shareholders 3,900,000 Class A Exchangeable Shares. Stockgroup also issued to Stock Trans, Inc., its transfer agent, 3,900,000 shares of common stock, to hold as trustee for the benefit of the Stock Research Group shareholders. The exchangeable shares may be converted, at the option of the holder, into an equal number of shares of common stock held by the trustee. Pending any such conversion, each holder of the exchangeable shares may direct the trustee to vote an equivalent number of shares of common stock. The trustee has no discretion as to voting or disposition of common stock.

As a result of these transactions, each of the former Stock Research Group shareholders has the right to vote, or to direct the trustee to vote on their behalf, a number of shares of common stock equal to the number of exchangeable shares held of record by them. In the aggregate, shares of common stock issued to the trustee represent approximately 45% of issued and outstanding shares of common stock.

The trust created by these transactions will continue until the earliest to occur of the following events:

o no outstanding exchangeable shares are held by any former Stock Research Group shareholder;

o each of 579818 B.C. Limited and Stockgroup acts in writing to terminate the trust and such termination is approved by the holders of the exchangeable shares; and

o    December 31, 2098.

Of the amount shown for Marcus New, 50.15% (or 1,372,500 shares) of the exchangeable shares are owned by Yvonne New, Mr. New's wife.

Mr. Marcus New owns directly 171,500 Exchangeable shares and his wife, Yvonne New, owns directly 250,000 exchangeable shares. They both indirectly, through 518464 B.C. Ltd., a British Columbia company owned by Mr. New as to 50% and his wife Yvonne New as to 50%, 2,245,000 exchangeable shares. Accordingly, Marcus and Yvonne New beneficially own 2,666,500 exchangeable shares of common stock, which represent approximately 30.49% of issued and outstanding common stock.

In addition to this amount, 70,000 shares are held in trust for the benefit of Mr. New. This trust is a non-voting trust. Mr. New also owns 2,000 shares of common stock which were purchased in the open market. Mr. New was also granted options to purchase 325,000 shares of common stock at an exercise price of $2.50 per share. The initial vesting of 65,000 options took place on March 11, 2000. Vesting of a second 65,000 options took place on March 11, 2001. On April 30, 2001, Mr. New was granted further options to purchase 100,000 shares of common stock at an exercise price of $0.31 per share, with a five year term and full vesting on April 30, 2001. In combination with Mr. New's 2,666,500 exchangeable shares, 2,000 shares of common stock, and 70,000 shares of common stock held in trust, these 230,000 optioned shares, which are exercisable, create a beneficial ownership position in the company of 2,968,500 shares representing approximately 33.94% of issued and outstanding common stock.

Of the amount shown for Craig Faulkner, Mr. Faulkner owns directly 169,000 exchangeable shares and indirectly, through 569358 B.C. Ltd., a British Columbia company owned by Mr. Faulkner, 665,000 exchangeable shares. Mr. Faulkner has also been granted options to acquire 195,000 shares of common stock at an exercise price of $2.50 per share. Mr. Faulkner was granted these options on March 11, 1999. The options have a five-year term and vest 20% per year. The initial vesting of 39,000 options took place on March 11, 2000. Vesting of a second 39,000 options took place on March 11, 2001. In combination with his direct and indirect holdings of 834,000 exchangeable shares, Mr. Faulkner beneficially owns 912,000 shares representing approximately 10.42% of issued and outstanding common stock.

Security Ownership of Management

The tables below and the paragraphs that follow present certain information concerning directors, executive officers and significant employees. Mr. David Caddey is Mr. Marcus New's wife's uncle. Other than this relationship, none of the Company's directors, executive officers or significant employees has any family relationship with any other director, executive officer or significant employee.

                                                                 Executive
   Shares of Common Stock
                                                              Officer/Director
  Beneficially Owned As of     Percent of
Name                  Age        Position with Company             Since
       June 19, 2000              Class
Directors:
Marcus A. New          30    Chairman of the Board, Chief         05/04/95
          2,968,500              33.94%
                             Executive Officer, Director
Craig D. Faulkner      30    Chief Technology Officer,            05/04/95
          912,000                 10.42%
                             Director
Leslie Landes          56    President, Chief Operating           08/04/98
          213,280                 2.43%
                             Officer, Director
David Caddey           51    Director                             05/04/95
          80,000                  0.91%
Louis deBoer II        47    Director                             10/07/99
          20,000                  0.22%

All Directors, Executive Officers and
          4,193,780              47.95%
Significant employees as a group

Of the amount shown for Mr. Caddy, 50% (or 30,000 shares) are owned by Ms. Donna Caddey, Mr. Caddey's wife.

Mr. David Caddey and his wife, Donna Caddey, each own directly 20,000 exchangeable shares. In addition, 20,000 shares of common stock are owned jointly by David and Donna Caddey. Accordingly, Mr. and Ms. Caddey beneficially owns 60,000 shares of common stock which represents approximately 0.68% of issued and outstanding common stock. Mr. Caddey has been granted options to purchase 20,000 shares of common stock at an exercise price of $2.50 per share. Mr. Caddey was granted these options on March 11, 1999. The options have a six-year term and full vesting of the 20,000 options took place on March 11, 2000 and the beneficial ownership calculation here includes 20,000 shares of common stock underlying these options. On November 8, 2000, Mr. Caddey was granted further options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, with a five-year term and full vesting on November 8, 2001. In combination with his direct and indirect holdings of 40,000 exchangeable shares and direct and indirect holdings of 20,000 shares of common stock, Mr. Caddey beneficially owns 80,000 shares representing approximately 0.91% of issued and outstanding common stock.

Mr. Leslie Landes has been granted options to purchase 692,000 shares of common stock at a price of $0.01 per share as to 105,000 shares and $0.94 per shares as to the balance. Mr. Landes was granted these options on March 11, 1999. The options may be exercised, to the extent vested, only after August 1, 2000. As at August 1, 1999, 106,640 of the options had vested. As at August 1, 2000, a further 106,640 of the options had vested. In addition, 53,800 of Mr. Landes' options to purchase shares at a price of $0.94 will vest and be exercisable only if Stockgroup attains sales performance levels of $28,500,000 in the fiscal year ending December 31, 2001. As at June 19, 2001, Mr. Landes' options provide him with beneficial ownership of 213,280 of issued and outstanding common stock.

Mr. Louis deBoer II, has been granted options to purchase 20,000 shares of common stock at an exercise price of $2.75 per share. Mr. deBoer was granted these options on October 7, 1999. The options have a six-year term and full vesting of the 20,000 options occurred on October 7, 2000. On November 8, 2000, Mr. deBoer was granted further options to purchase 50,000 shares of common stock at an exercise price of $1.00 per share, with a five year term and full vesting on November 8, 2001. As at June 19, 2001, Mr. deBoer's options provide him with beneficial ownership of 20,000 shares of common stock, representing 0.22% of issued and outstanding common stock.

Mr. Moyle was granted options to acquire 25,000 shares at an exercise price of $1.56. These options were granted to Mr. Moyle on August 23, 2000, have a six-year term and vest as to 20% per year starting August 23, 2001. On April 30, 2001, Mr. Moyle was granted further options to purchase 25,000 shares of common stock at an exercise price of $0.31 per share, with a five year term and full vesting on October 30, 2001. As at June 19, 2001, Mr. Moyle's vested options are nil.

                          DESCRIPTION OF CAPITAL STOCK

The following description of our securities and various provisions of our Articles of Incorporation and our bylaws are summaries. Statements contained in this prospectus relating to such provisions are not necessarily complete, and reference is made to the Articles of Incorporation and bylaws, copies of which have been filed with the Securities and Exchange Commission as exhibits to our registration statement of which this prospectus constitutes a part, and provisions of applicable law. Our authorized capital stock consists of 50,000,000 shares of common stock, no par value, of which 8,745,184 shares were issued and outstanding as of June 19, 2001, and 5,000,000 shares of preferred stock, no par value, of which no shares were issued and outstanding as of June 19, 2001. As of June 19, 2001, there were 32 holders of record of our common stock.

COMMON STOCK

Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available therefor. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of Stockgroup, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The shareholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting in the election of directors will be able to elect all the directors if they choose to do so.

Currently, our bylaws provide that shareholder action may be taken at a meeting of shareholders and may be affected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Colorado law requires a greater percentage. Our Articles of Incorporation provide that they may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment. These are the only provisions of our bylaws or Articles of Incorporation that specify the vote required by security holders to take action.

PREFERRED STOCK

The board of directors is authorized, without further shareholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock. The preferred stock may be issued in one or more series and the board of directors may fix the rights, preferences and designations thereof. No shares of preferred stock are currently outstanding and we have no present plans to issue any shares of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

CONVERTIBLE DEBENTURES, NOTES AND WARRANTS

[A] MOUSTAFA, ASLAN, PANETTA, STONE, MCCORMACK, BRUENING, ALLIOTTS $500,000

On January 19, 2001, we entered into a Securities Purchase Agreement pursuant to which we obtained $0.5 million in a financing with seven individual private investors.

The funding included $0.5 million of 3% debentures, and 4-year warrants. The warrants have been issued on a pro-rata basis to the purchasers of the debentures, with each receiving 1 Series A warrant for each dollar of debentures purchased, and 3 Series B warrants for each five dollars of debentures purchased, for a total of 500,000 Series A and 300,000 Series B warrants that expire on December 31, 2004. The debentures mature on December 31, 2003 and are convertible into common stock at any time as of the date of this registration document. The maximum and minimum conversion prices for the debentures are $1.00 and $0.50 respectively, and the exercise of the warrants is $1.00 per share for the Series A warrants and $2.00 per share for the Series B Warrants. The actual conversion price of the debentures will be determined upon receipt of a conversion notice and will be the lesser of (a) the maximum conversion price, or
(b) 80% of the 2 lowest closing bid prices of the Company's common shares during the 10 trading days prior to the date of conversion, but in no case less than the minimum conversion price. The maximum conversion price and the respective exercise prices are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, a stock split, a corporate merger or spin-off, or the issuance of warrants at a below market price or at a price below the conversion price. Interest accrues on the debentures at the rate of 3% per annum, and is payable on each conversion date and quarterly at the end of each calendar quarter. Interest may be paid in the form of cash or registered stock, at our option.

The warrants issued may be exercised at any time during the four-year period following their issuance. The exercise price for the warrants is subject to adjustment for stock dividends, stock splits, recapitalizations, reclassifications, combinations, and dilutive issuances of securities. The debentures and warrants contain provisions which limit the number of shares of common stock into which the debentures are convertible and the warrants are exercisable. Under these provisions, the number of shares of common stock into which the debentures are convertible and the warrants are exercisable on any given date, together with any additional shares of common stock held by the note-holders, will not exceed 9.99% of our then outstanding common stock.

We have agreed that we will not, without the prior consent of the debenture holders, enter into certain transactions relating to certain offers or sales of our common stock (or securities convertible into common stock) with any third party pursuant to a transaction which permits the sale of such common stock or convertible securities on any date which is earlier than 90 days after the effective date of this prospectus, which effective date was April 4, 2001. If we do engage in such a transaction, there may be adjustments to the conversion price of the selling shareholders' debentures. Following that period, if we enter into certain transactions for the sale of our securities prior to the end of eight months after the effective date of this prospectus, certain other adjustments to the conversion price of the debentures or the exercise price of the warrants may be applicable.

Each of our directors and principal officers and their respective family members has signed a Principal's Agreement which provides that, without the prior consent of the debenture holders in each instance, he will not sell or otherwise transfer or offer to sell or otherwise transfer (except in a private transaction in which the transferee agrees to be bound by the Principal's Agreement) any shares of common stock directly or indirectly held by him prior to 90 days after the date of this prospectus.

The foregoing has been a brief description of some of the terms of the debentures and warrants. For a more detailed description of the rights of the holders of the debentures and warrants, prospective investors are directed to the actual forms of the debentures and warrants, and the Convertible Note Purchase Agreement under which they were issued, which were all filed as exhibits to our Form 8-K filed with the SEC on January 29, 2001.

Under a Registration Rights Agreement entered into on January 19, 2001, we agreed to register the shares of common stock issuable to the selling shareholders upon conversion of their debentures and exercise of their warrants. This prospectus is part of the registration statement intended to satisfy this obligation. The registration rights agreement requires us to file a registration statement with respect to the shares within a specified period of time and to have the registration statement be declared effective within a specific period of time. We must also keep the registration statement effective until all of the securities offered have been sold. We are responsible for the payment of all fees and costs associated with the registration of the securities, except that we are not responsible for legal fees generated by the selling shareholders' counsel(s), and we are not responsible for brokerage commissions and discounts. We are required to indemnify and hold harmless the selling shareholders and their agents and representatives, against:

     o    any untrue statement of a material fact in a registration statement;
          or

     o any violation or alleged violation of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Specific procedures for carrying out such indemnification are set forth in the Registration Rights Agreement.

[B] DEEPHAVEN AND AMRO $3,000,000

On April 3, 2000, we entered into a Convertible Note Purchase Agreement pursuant to which we obtained $3 million in a financing with two institutional investors.

The funding included $3 million of 8% Convertible Debenture Notes, and 5-year Callable Warrants. The notes mature on March 31, 2002 and are convertible into common stock only after July 31, 2000. The notes may only be converted if we do not make payment on a note holder's prepayment request, or if we seek to prepay the notes. The initial conversion price for the notes is $3.72, and the exercise price of the warrants is $3.30. The initial conversion price and the exercise price are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, or the issuance of warrants at a below market price and at a price below the conversion price. Prepayments on the notes are subject to a tiered prepayment schedule that increases as the number of days between the closing date and the prepayment date increases, being 105%, 110%, and 115% of principal from days 1-60, 61-120, and after 120 days, respectively. Interest accrues on the notes at the rate of 8% per annum, and is payable on each conversion date and at maturity. Interest may be paid in the form of cash or registered stock, at our option. The lenders have the right to put back to us up to 25% of the unconverted amount of the notes during any 30 day period after July 31, 2000. Upon the lenders' exercise of such right, we have the option of prepaying the portion of the notes sought to be converted, such prepayment to be in accordance with the tiered prepayment schedule set forth above. If we do not make such prepayment within 10 days after our receipt of a "put" notice, the conversion rate of the note changes to the lesser of (a) the initial conversion price, and (b) 88% of the five lowest closing prices of our common stock during the 30 trading days prior to the date of conversion.

The warrants issued to Deephaven and Amro permit the holders to acquire up to 181,818 shares of our stock. The warrants may be called by us, at a purchase price of $.01 per underlying share, if our common stock trades at greater than $6.51 for any 20 consecutive trading days after the effective date of our registration statement, provided that the holders have the right to exercise the warrants within 30 days after their receipt of such a call.

Jesup, the placement agent in the transaction, received warrants to purchase 90,909 shares of common stock on the same terms as the warrants issued to the lenders. Jesup also received a cash fee of $130,000.

Assuming that the notes were fully convertible as of the date of this prospectus, conversion of the entire $2,175,000 remaining principal amount of the convertible notes and accrued interest at 8% thereon, would yield 8,073,380 shares of common stock, given a conversion price of $0.296 per share. Based upon the interest rate and the conversion price of $0.296 which is subject to adjustment as described above, the number of shares of common stock issuable upon conversion of the notes will increase by approximately 1,612 shares daily until conversion.

If the notes have not been converted or redeemed on March 30, 2002, they will automatically convert into shares of common stock as of that date. Upon the occurrence of events specified in the Convertible Note Purchase Agreement, the holders of the notes may elect to have us redeem the notes at a premium to their purchase price. These events include, but are not limited to:

     o failure by us to issue shares of our common stock upon conversion of the notes;

     o failure by us to keep the specified number of shares of our common stock reserved for issuance upon conversion of the notes; and

     o our making an assignment for the benefit of our creditors or our bankruptcy, insolvency, reorganization or liquidation.

The warrants issued to Deephaven, Amro and Jesup may be exercised at any time during the five-year period following their issuance. The exercise price for the warrants is subject to adjustment for stock dividends, stock splits, recapitalizations, reclassifications, combinations, and dilutive issuances of securities. The notes and warrants contain provisions which limit the number of shares of common stock into which the notes are convertible and the warrants are exercisable. Under these provisions, the number of shares of common stock into which the notes are convertible and the warrants are exercisable on any given date, together with any additional shares of common stock held by Deephaven or Amro, will not exceed 4.99% of our then outstanding common stock.

The foregoing has been a brief description of some of the terms of the notes and warrants. For a more detailed description of the rights of the holders of the notes and warrants, prospective investors are directed to the actual forms of the notes and warrants, and the Convertible Note Purchase Agreement under which they were issued, which were all filed as exhibits to our Form 8-K filed with the SEC on April 18, 2000.

Under a Registration Rights Agreement with Deephaven and Amro entered into on April 3, 2000, we agreed to register the shares of common stock issuable to Deephaven and Amro upon conversion of their notes and exercise of their warrants. We also agreed to register the shares issuable to Jesup upon conversion of its warrants. The registration rights agreement requires us to file a registration statement with respect to the shares within a specified period of time and to have the registration statement be declared effective within a specific period of time. We must also keep the registration statement effective until all of the securities offered have been sold. We are responsible for the payment of all fees and costs associated with the registration of the securities, except that we are not responsible for legal fees generated by Deephaven's, Amro's and Jesup's counsel, and we are not responsible for brokerage commissions and discounts. We are required to indemnify and hold harmless Deephaven, Amro and Jesup, and their agents and representatives, against:

     o    any untrue statement of a material fact in a registration statement;

     o any untrue statement or alleged untrue statement contained in any preliminary prospectus if used prior to the effective date of the registration statement; or

     o any violation or alleged violation of the Securities Act of 1933 or the Securities Exchange Act of 1934.

Specific procedures for carrying out such indemnification are set forth in the Registration Rights Agreement.

Under the Registration Rights Agreement, Deephaven, Amro and Jesup also have the right to include all or a part of their common stock in a registration filed by us for purposes of a public offering in the event that we fail to satisfy our other obligations as to the registration of the common stock issuable to them upon conversion of their notes and their warrants.

ANTITAKEOVER EFFECTS OF COLORADO LAW AND OUR ARTICLES OF INCORPORATION AND
BYLAWS

Colorado law does not contain provisions which are intended to have the effect of delaying or deterring a change in control or management of Stockgroup.

Our Articles of Incorporation permit the issuance of up to 5,000,000 shares of preferred stock, having such rights, preferences and privileges as the board of directors may determine. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Provisions of our bylaws which are summarized below may affect potential changes in control of Stockgroup. The board of directors believes that these provisions are in the best interests of shareholders because they will encourage a potential acquirer to negotiate with the board of directors, which will be able to consider the interests of all shareholders in a change in control situation. However, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control of Stockgroup and to make changes in management more difficult.

The bylaws provide the number of directors of Stockgroup will be established by the board of directors, but shall be no less than one. Between shareholder meetings, the board of directors may appoint new directors to fill vacancies or newly created directorships. A director may be removed from office by the affirmative vote of 66-2/3% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors.

As discussed above, our bylaws further provide that shareholder action may be taken at a meeting of shareholders and may be effected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Colorado law requires a greater percentage.

We are not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of our common stock.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation limit the liability of directors and officers to the fullest extent permitted by Colorado law. This is intended to allow our directors and officers the benefit of Colorado's corporation law which provides that directors and officers of Colorado corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under circumstances which involve acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions.

We intend to obtain officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          TRANSFER AGENT AND REGISTRAR

StockTrans, Inc. is the transfer agent and registrar for our capital stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, 8,745,184 shares of our common stock were outstanding, 1,978,500 shares of common stock were issuable subject to options granted under our 1999 stock option plan, 300,000, shares of common stock were issuable subject to options granted under our 2000 stock option plan, 1,172,727 shares of common stock were issuable pursuant to warrants granted under private placements, and 9,163,380 shares of common stock were issuable upon exercise of convertible notes. Of the outstanding shares, 4,063,699 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

The shares of common stock issuable upon conversion or exercise of the convertible debentures and warrants held by the selling shareholders are being registered in the registration statement of which this prospectus is a part. Upon effectiveness of that registration statement, such shares will also be immediately eligible for sale in public market subject to restrictions included in our agreements with the selling shareholders. We also filed registration statements to register for resale the 2,000,000 shares of common stock reserved for issuance under our 1999 stock option plan and the 500,000 shares of common stock reserved for issuance under our 2000 stock option plan. These registration statements became effective immediately upon filing. Accordingly, shares covered by these registration statements are eligible for sale in the public market subject to vesting restrictions. As of June 19, 2001, 645,580 of these options were exercisable.

Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     o an exchange distribution in accordance with the rules of the applicable exchange;

     o    privately negotiated transactions;

     o    short sales;

     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such method of sale; and

     o    any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in securities of Stockgroup or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Stockgroup is required to pay all fees and expenses incident to the registration of the shares, excluding the fees in excess of an aggregate of $3,500 in total for all the selling shareholders and disbursements of counsel to the selling shareholders. Stockgroup has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

The validity of the issuance of the common stock offered hereby has been passed upon for us by Sierchio & Company, LLP, New York, New York.

                                     EXPERTS

The consolidated financial statements of Stockgroup.com Holdings, Inc. at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Stockgroup, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                          Stockgroup.com Holdings, Inc.

                     UNAUDITED INTERIM FINANCIAL STATEMENTS

                           CONSOLIDATED BALANCE SHEETS
                     (UNAUDITED - Expressed in U.S. Dollars)

           [See Note 1 - Nature of Business and Basis of Presentation]


March 31,        December 31,

2001               2000

------------       ------------
ASSETS
    CURRENT
       Cash and cash equivalents                                            $
198,854       $    338,448
       Accounts receivable [net of allowances for doubtful
          accounts of $540,490; December 31, 2000 $471,430]
474,669            218,810
       Prepaid expenses
109,626            116,127

------------       ------------
    TOTAL CURRENT ASSETS                                                    $
783,149       $    673,385

       Property and equipment, net                                          $
472,818       $    529,855
       Deferred financing costs
  7,843                 --

------------       ------------
                                                                            $
1,263,810       $  1,203,240

============       ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
    CURRENT
       Bank indebtedness                                                    $
 11,362       $     14,303
       Accounts payable
640,745            796,637
       Accrued payroll liabilities
155,852            194,241
       Deferred revenue
163,330            181,987
       Convertible debenture and accrued interest (note 4)
2,713,406          2,662,000

------------       ------------
    TOTAL CURRENT LIABILITIES                                               $
3,684,695       $  3,849,168

------------       ------------
    TOTAL LIABILITIES                                                       $
3,684,695       $  3,849,168

------------       ------------
COMMITMENTS AND CONTINGENCIES (note 7)

SHAREHOLDERS' EQUITY (DEFICIENCY)
       COMMON STOCK, No Par Value
       Authorized shares - 50,000,000
       Issued and outstanding shares - 8,545,184 at
           March 31, 2001 and 8,467,676 at
           December 31, 2000                                                $
7,382,923          7,344,483
       ADDITIONAL PAID-IN CAPITAL
3,128,027          2,602,743
       ACCUMULATED DEFICIT
(12,931,835)      $(12,593,154)

------------       ------------
TOTAL SHAREHOLDERS' EQUITY (DEFICIENCY)                                     $
(2,420,885)      $ (2,645,928)

------------       ------------
                                                                            $
1,263,810       $  1,203,240

============       ============

                   The Accompanying Notes Are An Integral Part
                    Of These Unaudited Financial Statements.

                          Stockgroup.com Holdings, Inc.
                         CONSOLIDATED STATEMENTS OF LOSS
                     (UNAUDITED - Expressed in U.S. Dollars)

           [See Note 1 - Nature of Business and Basis of Presentation]

                                                      Three Months      Three
Months
                                                      Ended March       Ended
March 31,
                                                      31, 2001          2000
(restated
                                                                            -
note 1)
                                                      -------------
-------------
REVENUE
    Revenues                                          $   1,105,359     $
1,036,207
    Cost of revenues                                        426,875
397,066
                                                      -------------
-------------
    Gross profit                                      $     678,484     $
639,141

EXPENSES
    Sales and marketing                               $     206,823     $
1,182,636
    Product and website development                          91,348
161,639
    General and administrative                              642,585
873,424
                                                      -------------
-------------
                                                      $     940,756     $
2,217,699
                                                      -------------
-------------
LOSS FROM OPERATIONS                                  $    (262,272)    $
(1,578,558)

Interest income                                               1,591
16,989
Interest expense                                            (96,703)
  --
Other income                                                 18,703
 554
                                                      -------------
-------------
NET LOSS                                              $    (338,681)    $
(1,561,015)
                                                      =============
=============

BASIC AND DILUTED LOSS PER SHARE                              (0.04)
(0.19)
                                                      =============
=============
Weighted average shares
    outstanding for the period                            8,515,431
8,195,000
                                                      =============
=============

                   The Accompanying Notes Are An Integral Part
                    Of These Unaudited Financial Statements.

                          Stockgroup.com Holdings, Inc.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (UNAUDITED - Expressed in U.S. Dollars)

           [See Note 1 - Nature of Business and Basis of Presentation]

                                                          Three Months
Three Months
                                                          Ended March
Ended March 31,
                                                          31, 2001
2000 (restated

   - note 1)
                                                          -------------
-------------
OPERATING ACTIVITIES
Net Loss                                                  $    (338,681)
$  (1,561,015)
Add (deduct) non-cash items
    Amortization                                                 47,637
      28,804
    Amortization of deferred financing costs                        975
          --
    Effective interest on convertible notes                      90,107
          --
    Bad debt expense                                             69,060
        (113)
    Common stock issued for services                              9,690
          --
    Stock based compensation                                     26,555
      36,286
                                                          -------------
-------------
                                                                (94,657)
  (1,496,038)
Net changes in non-cash working capital
    Accounts receivable                                        (324,919)
    (280,893)
    Due from shareholder                                             --
        (243)
    Prepaid expenses                                              6,501
     702,161
    Accounts payable                                           (155,892)
    (112,130)
    Accrued payroll liabilities                                 (38,389)
     (97,268)
    Deferred revenue                                            (18,657)
     239,629
                                                          -------------
-------------
CASH FROM (FOR) OPERATIONS                                $    (626,013)
$  (1,044,782)
                                                          -------------
-------------
FINANCING ACTIVITIES
       Issuance of convertible debt and
       Warrants (net)                                           479,960
          --
       Bank indebtedness                                         (2,941)
     120,780
                                                          -------------
-------------
CASH FROM (FOR) FINANCING                                 $     477,019
$     120,780
                                                          -------------
-------------
INVESTING ACTIVITIES
    Property and equipment (net)                                  9,400
    (125,614)
                                                          -------------
-------------
CASH FROM (FOR) INVESTING                                 $       9,400
$    (125,614)
                                                          -------------
-------------
DECREASE IN CASH AND CASH EQUIVALENTS                          (139,594)
  (1,049,616)

Cash and cash equivalents,
    beginning of period                                         338,448
   1,658,824
                                                          -------------
-------------
CASH AND CASH EQUIVALENTS,
    END OF PERIOD                                         $     198,854
$     609,208
                                                          =============
=============

                   The Accompanying Notes Are An Integral Part
                    Of These Unaudited Financial Statements.

                          Stockgroup.com Holdings, Inc.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    For the Three Months Ended March 31, 2001
                                   (UNAUDITED)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Stockgroup.com Holdings, Inc. ("Stockgroup.com") is an Internet based media and technology company that provides services to public companies (including advertising and media services), financial tools and content, and e-business services. Stockgroup.com was incorporated under the laws of Colorado on December 6, 1994 under the former name of I-Tech Holdings Group, Inc. ("I-Tech"), a United States non-operating company registered on the NASD OTC Bulletin Board.

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month periods ended March 31, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001.

The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2000.

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred an operating loss of $262,272 for the quarter ended March 31, 2001, has an accumulated deficit of $12,931,835 and had a working capital deficiency of $2,901,546 as at March 31, 2001. These factors raise doubt about the Company's ability to continue as a going concern. Management has been able, thus far, to finance the losses, as well as the growth of the business, through a series of equity and convertible note private placements. Management expects that increasing revenues resulting from current operations, combined with the fact that start-up costs are substantially complete, will allow the Company to achieve profitable operations and positive cash flows in 2001. The Company is continuing to seek other sources of financing in order to grow the business to the greatest possible extent. There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Comparative figures

Revenues for the first quarter of 2000 have been reduced by $205,000 to account for annual adjustments posted at December 31, 2000.

Recent accounting pronouncements

FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS No. 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. The Company does not expect the adoption of these accounting pronouncements to have a material effect on its financial position or results of operations, except as discussed below.

The Emerging Issues Task Force has released EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"). EITF 00-19 is effective for derivative instruments entered into or outstanding at June 30, 2001, and will be applicable to the Company's callable warrants then outstanding. The number of shares issuable in the event of exercise of the callable warrants is not subject to an explicit limit. Accordingly, the callable warrants will be considered a liability to be recorded at fair value, commencing June 30, 2001, and will be marked to market in accordance with SFAS 133 thereafter. At March 31, 2001 the callable warrants have been presented as additional paid in capital in these financial statements. At March 31, 2001 the company has sufficient authorized share capital assuming a limit to the number of shares issuable equal to the number of shares that would have been required to settle the warrants on September 30, 2000, in accordance with the transition provisions of EITF 00-19.

3. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

An amount owing of $295,499 from one customer represented 62.2% of the gross accounts receivable balance at March 31, 2001. An amount owing of $489,417 from one customer represented 43.1% of the gross accounts receivable balance at December 31,2000. No other customers represented greater than 10% of the total balance in any period presented.

4. CONVERTIBLE DEBENTURES AND ACCRUED INTEREST

[a] APRIL 3, 2000 CONVERTIBLE DEBENTURE

The following table summarizes the activity under the agreement:

--------------------------------------------------------------------------------
----------------------
                                                                    March 31,
2001   December 31, 2000
--------------------------------------------------------------------------------
----------------------
8% Convertible notes, maturing March 31, 2002 (a)
     Principal                                                       $
2,175,000       $   2,200,000
     Prepayment premium
326,250             330,000
     Interest
175,700             132,000
--------------------------------------------------------------------------------
----------------------
                                                                     $
2,676,950       $   2,662,000
--------------------------------------------------------------------------------
----------------------
3% Convertible debentures, maturing December 31, 2003 (b)
     Principal                                                       $
500,000       $          --
     Debt discount
(289,258)                 --
     Unamortized beneficial conversion feature
(177,286)                 --
     Accrued interest
3,000                  --
--------------------------------------------------------------------------------
----------------------
                                                                     $
36,456       $          --
--------------------------------------------------------------------------------
----------------------
Total                                                                $
2,713,406       $   2,662,000
================================================================================
======================

(a) On January 12, 2001, one of the convertible note holders exercised their right to put $500,000 of the notes back to the company. The Company elected not to prepay this portion of the notes, and on January 22, 2001 the note holder obtained the right to convert the $500,000 plus accrued interest into common shares of the Company.

     On February 6, 2001, one of the note holders converted principal of $25,000, the related prepayment premium, plus accrued interest into 67,508 common shares.

     On March 5, 2001, one of the convertible note holders exercised their right to put $250,000 of the notes back to the company. The Company elected not to prepay this portion of the notes, and on March 15, 2001 the note holder obtained the right to convert the $250,000 plus accrued interest into common shares of the Company.

     At March 31, 2001, certain of the noteholders can exercise up to 272,727 of the callable warrants and can convert up to $925,000 of the notes plus accrued interest.

(b) On January 19, 2001, the Company entered into a Securities Purchase Agreement with unaffiliated investors to issue $0.5 million of unsecured 3% convertible debentures ("debentures"), and 4-year warrants ("warrants").

     The debentures mature on December 31, 2003 and are convertible into common shares upon the earlier to occur of March 25, 2001, or the effective date of the registration of the shares issuable upon conversion of the debentures and exercise of the warrants. The maximum and minimum conversion prices for the debentures are $1.00 and $0.50 respectively. The actual conversion price of the debentures will be determined upon receipt of a conversion notice and will be the lesser of (a) the maximum conversion price, or (b) 80% of the 2 lowest closing prices of the Company's common shares during the 10 trading days prior to the date of conversion, but in no case less than the minimum conversion price. Interest accrues on the debentures at the rate of 3% per annum, and is payable on each conversion date, at the end of each calendar quarter and at maturity. Interest may be paid in the form of cash or shares at the Company's option.

     The warrants were issued on a pro-rata basis, with each note holder receiving one Series A warrant for each dollar of debentures purchased and three Series B warrants for each five dollars of debentures purchased. The exercise price of the warrants is

     $1.00 per share for the Series A warrants and $2.00 per share for the Series B warrants. The warrants permit the holders to acquire up to an aggregate of 800,000 common shares at any time up to January 31, 2005.

     The maximum and minimum conversion prices of the debentures and the exercise price of the warrants are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, a stock split, a corporate merger or spin-off, or the issuance of securities at a price below the conversion price.

     On April 4, 2001, the Company filed an effective registration statement covering the common shares issuable on exercise of the warrants, the common shares underlying the convertible debentures, and the common shares issuable, if any, in payment of interest on the debentures.

     The gross proceeds of $500,000 have been allocated to the convertible debenture and the Series A and B warrants based on the relative fair value of each security at the time of issuance. Accordingly, $190,000 was allocated to the notes and $310,000 was allocated to the Series A and B warrants in aggregate. The fair value of the warrants was estimated using the Black-Scholes option pricing model.

     The terms of the convertible debenture provide the holders with an in-the-money variable conversion rate. A beneficial conversion feature on the convertible debenture of $190,000 has been recognized, and will be subject to re-measurement each reporting period until conversion, extinguishment or maturity.

     The beneficial conversion feature and the debt discount are subject to accretion over the term to maturity of the debenture.

5. SHARE CAPITAL

The Company is authorized to issue up to 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. On January 18, 2001, the Company issued 10,000 common shares in exchange for consulting services. The transaction was recorded at a fair value of $9,690 for the common shares based on the closing stock price on the date of the agreement. On January 19, 2001, the Company issued warrants to purchase 800,000 common shares as described in Note 4[b]. The fair value of the warrants issued, net of financing costs, amounted to $298,778 and was recorded as an increase to additional paid-in capital. On February 6, 2001, the Company issued 67,508 common shares pursuant to a conversion notice received under the April 3, 2000 convertible debenture as discussed in Note 4[a].

6. SEGMENTED INFORMATION

SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, requires a public business enterprise to report financial and descriptive information about its reportable operating segments. The Company has concluded that its business activities fall into one identifiable industry segment with the following sources of revenue:

                                               For the three months ended
                                          Mar 31, 2001            Mar 31, 2000
--------------------------------------------------------------------------------
Services to Public Companies               $  430,425              $  738,076
Financial Tools and Content                   110,358                      --
E-business                                    564,576                 298,131
--------------------------------------------------------------------------------
                                           $1,105,359              $1,036,207
================================================================================

During the first three months 2001, the Company had one customer from whom revenue received by the Company represented approximately 47% of total revenue. During the first three months 2000, the Company had two customers from whom revenue received by the Company represented approximately 24% of total revenue. No other customers represented greater than 10% of revenue.

7. LITIGATION

The Company is currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September 2000. The defendant provided a $100,000 deposit and contracted the Company to provide certain lead generation services. The Company delivered the requested services throughout October and November 2000; however, the defendant defaulted on all additional payments. The Company is suing the defendant for the $351,000 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. No court date has been set at this time. Although management currently believes the outcome of the litigation will be in the Company's favour, the results of litigation are inherently uncertain, and an adverse outcome is possible. The Company has provided for a full allowance of the amount to be collected, and any settlement or final award will be reflected in income as the litigation is resolved.

8. SUBSEQUENT EVENTS

Subsequent to March 31, 2001, the Company granted options to acquire 665,000 common shares at exercise prices of $0.31 as to 465,000 options and $0.37 as to 200,000 options. On May 11, 2001, 200,000 common shares were issued on the exercise of stock options for proceeds of $74,000.

                          Stockgroup.com Holdings, Inc.
                          AUDITED FINANCIAL STATEMENTS

                                AUDITORS' REPORT


To the Directors of
Stockgroup.com Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Stockgroup.com Holdings, Inc. as of December 31, 2000 and December 31, 1999 and the related consolidated statements of operations, shareholders' equity (deficiency), and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stockgroup.com Holdings, Inc. at December 31, 2000 and 1999 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Stockgroup.com Holdings, Inc. will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                     /s/ ERNST & YOUNG LLP
Vancouver, Canada,
February 21, 2001.                                   Chartered Accountants

                           CONSOLIDATED BALANCE SHEETS
           [See Note 1 - Nature of Business and Basis of Presentation]


As at December 31                                   (expressed in US dollars)

                                                                      2000
     1999
                                                                        $
       $
--------------------------------------------------------------------------------
-------------
ASSETS [note 6]
Current
Cash and cash equivalents                                            338,448
   1,658,822
Accounts receivable [net of allowances for doubtful
   accounts of $471,430; 1999 - $20,786] [note 3]                    218,810
     855,170
Due from shareholder [note 4]                                             --
      31,973
Prepaid expenses                                                     116,127
     887,223
--------------------------------------------------------------------------------
-------------
Total current assets                                                 673,385
   3,433,188
--------------------------------------------------------------------------------
-------------
Property and equipment, net [note 5]                                 529,855
     440,368
--------------------------------------------------------------------------------
-------------
                                                                   1,203,240
   3,873,556
================================================================================
=============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)
Current
Bank indebtedness [note 6]                                            14,303
      21,004
Accounts payable                                                     796,637
     732,392
Accrued payroll liabilities                                          194,241
     126,566
Deferred revenue                                                     181,987
     230,545
Convertible notes and accrued interest [note 7]                    2,662,000
          --
--------------------------------------------------------------------------------
-------------
Total current liabilities                                          3,849,168
   1,110,507
--------------------------------------------------------------------------------
-------------
Commitments and contingencies [note 11]

Shareholders' equity (deficiency)
Common stock, no par value [note 8]
   Authorized shares - 50,000,000
   Issued and outstanding shares - 8,467,676 in 2000               7,344,483
   6,761,483
     and 8,195,000 in 1999
Additional paid-in capital                                         2,602,743
     261,277
Accumulated deficit                                              (12,593,154)
  (4,259,711)
--------------------------------------------------------------------------------
-------------
Total shareholders' equity (deficiency)                           (2,645,928)
   2,763,049
--------------------------------------------------------------------------------
-------------
                                                                   1,203,240
   3,873,556
================================================================================
=============

See accompanying notes

                          Stockgroup.com Holdings, Inc.


                      CONSOLIDATED STATEMENTS OF OPERATIONS
           [See Note 1 - Nature of Business and Basis of Presentation]


Year ended December 31                             (expressed in US dollars)

                                                           2000             1999
             1998
                                                             $                $
               $
--------------------------------------------------------------------------------
--------------------
REVENUE
Revenues [note 9]                                        4,037,608
1,920,052          857,591
Cost of revenues                                         1,800,810
1,208,033          172,343
--------------------------------------------------------------------------------
--------------------
Gross profit                                             2,236,798
712,019          685,248
--------------------------------------------------------------------------------
--------------------

EXPENSES
Sales and marketing                                      2,718,992
2,454,473          265,840
Product and website development                            849,335
415,108          117,453
General and administrative                               4,220,455
2,193,582          443,201
--------------------------------------------------------------------------------
--------------------
                                                         7,788,782
5,063,163          826,494
--------------------------------------------------------------------------------
--------------------
Loss from operations                                    (5,551,984)
(4,351,144)        (141,246)
Interest income                                             85,138
123,260               --
Interest expense [notes 6 and 7]                        (3,910,517)
(15,610)              --
Other income (expense)                                      (4,453)
961          (42,845)
--------------------------------------------------------------------------------
--------------------
Loss before income taxes and
   extraordinary items                                  (9,381,816)
(4,242,533)        (184,091)
Income tax provision (recovery) [note 10]                       --
--          (34,802)
--------------------------------------------------------------------------------
--------------------
Loss before extraordinary items                         (9,381,816)
(4,242,533)        (149,289)
Extraordinary gain on convertible note
   redemptions [note 7]                                  1,048,373
--               --
--------------------------------------------------------------------------------
--------------------
Net loss                                                (8,333,443)
(4,242,533)        (149,289)
================================================================================
====================

Earnings (loss) per share [note 8[e]]
Basic and diluted loss per share
   before extraordinary items                                (1.13)
(0.60)           (0.04)
Basic and diluted loss per share                             (1.01)
(0.60)           (0.04)
================================================================================
====================

See accompanying notes

                          Stockgroup.com Holdings, Inc.

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIENCY) [See Note 1 - Nature of Business and Basis of Presentation]

Year ended December 31                            (expressed in US dollars)



                        Additional
                                                                      Common
stock     Common stock    paid-in capital
[note 8]                                                               # of
shares           $                $
--------------------------------------------------------------------------------
--------------------------------------
Balance at December 31, 1997                                           3,660,000
             97               --
Net loss                                                                      --
             --               --
--------------------------------------------------------------------------------
--------------------------------------
Balance at December 31, 1998                                           3,660,000
             97               --
Issuance of common stock pursuant to private placement                   240,000
        402,451               --
Deemed issuance of common stock pursuant to
   reverse acquisition                                                 3,120,000
            672               --
Issuance of common stock pursuant to a consulting agreement               75,000
        450,000               --
Issuance of common stock pursuant to private placements,
   net of share issue costs of $167,737                                  900,000
      5,232,263               --
Issuance of common stock pursuant to an advertising agreement            200,000
        676,000               --
Stock based compensation                                                      --
             --          261,277
Net loss                                                                      --
             --               --
--------------------------------------------------------------------------------
--------------------------------------
Balance at December 31, 1999                                           8,195,000
      6,761,483          261,277
Issuance of common stock pursuant to private placement                   116,935
        435,000               --
Issuance of common stock and warrants pursuant to
   a consulting agreement                                                100,000
        162,500           81,000
Fair value of detachable warrants pursuant to convertible
   note private placement, net of financing costs                             --
             --          455,546
Intrinsic value of beneficial conversion feature pursuant to convertible
   note private placement                                                     --
             --        2,751,061
Repurchase of beneficial conversion feature on partial redemption
   of outstanding convertible notes                                           --
             --       (1,089,166)
Issuance of common stock on partial conversion of
   outstanding convertible notes                                          67,741
         57,500               --
Cancellation of common stock
(12,000)        (72,000)              --
Stock based compensation                                                      --
             --          143,025
Net loss                                                                      --
             --               --
--------------------------------------------------------------------------------
--------------------------------------
Balance at December 31, 2000                                           8,467,676
      7,344,483        2,602,743
================================================================================
======================================

                                                                     Retained
earnings        Total

(accumulated       shareholders'

deficit)      equity (deficiency)
[note 8]                                                                     $
               $
--------------------------------------------------------------------------------
--------------------------
Balance at December 31, 1997
132,111            132,208
Net loss
(149,289)          (149,289)
--------------------------------------------------------------------------------
--------------------------
Balance at December 31, 1998
(17,178)           (17,081)
Issuance of common stock pursuant to private placement
--            402,451
Deemed issuance of common stock pursuant to
   reverse acquisition
--                672
Issuance of common stock pursuant to a consulting agreement
--            450,000
Issuance of common stock pursuant to private placements,
   net of share issue costs of $167,737
--          5,232,263
Issuance of common stock pursuant to an advertising agreement
--            676,000
Stock based compensation
--            261,277
Net loss
(4,242,533)        (4,242,533)
--------------------------------------------------------------------------------
--------------------------
Balance at December 31, 1999
(4,259,711)         2,763,049
Issuance of common stock pursuant to private placement
--            435,000
Issuance of common stock and warrants pursuant to
   a consulting agreement
--            243,500
Fair value of detachable warrants pursuant to convertible
   note private placement, net of financing costs
--            455,546
Intrinsic value of beneficial conversion feature pursuant to convert note private placement
--          2,751,061
Repurchase of beneficial conversion feature on partial redemption of outstanding convertible notes
--         (1,089,166)
Issuance of common stock on partial conversion of
   outstanding convertible notes
--             57,500
Cancellation of common stock
--            (72,000)
Stock based compensation
--            143,025
Net loss
(8,333,443)        (8,333,443)
--------------------------------------------------------------------------------
--------------------------
Balance at December 31, 2000
(12,593,154)        (2,645,928)
================================================================================
==========================

See accompanying notes

                          Stockgroup.com Holdings, Inc.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           [See Note 1 - Nature of Business and Basis of Presentation]


Year ended December 31                              (expressed in US dollars)

                                                                         2000
            1999                1998
                                                                           $
              $                   $
--------------------------------------------------------------------------------
---------------------------------------
OPERATING ACTIVITIES
Net loss                                                             (8,333,443)
        (4,242,533)           (149,289)
Add (deduct) non-cash items
   Amortization                                                         203,961
            85,601              19,459
   Amortization of deferred debt financing costs                        244,763
                --                  --
   Effective interest on convertible notes                            3,633,062
                --                  --
   Extraordinary gain on redemption of convertible notes             (1,048,373)
                --                  --
   Bad debt expense                                                     730,643
           (39,352)             44,715
   Consulting services received for common stock and
     equivalents                                                        243,500
           450,000                  --
   Advertising services received for common stock                            --
           676,000                  --
   Stock based compensation                                             143,025
           261,277                  --
--------------------------------------------------------------------------------
---------------------------------------
                                                                     (4,182,862)
        (2,809,007)            (85,115)
Net changes in non-cash working capital
   Accounts receivable                                                 (166,284)
          (717,000)            (19,539)
   Prepaid expenses                                                     771,096
          (848,218)             (2,312)
   Accounts payable                                                      51,633
           678,080              43,144
   Accrued payroll liabilities                                           67,675
           110,729             (10,524)
   Income taxes payable                                                      --
                --                (199)
   Deferred revenue                                                     (48,558)
           188,843             (39,993)
--------------------------------------------------------------------------------
---------------------------------------
Cash used in operating activities                                    (3,507,300)
        (3,396,573)           (114,540)
--------------------------------------------------------------------------------
---------------------------------------

FINANCING ACTIVITIES
Net proceeds from issuance of common stock                              435,000
         5,634,714                  --
Net proceeds from issuance of convertible notes
   and warrants                                                       2,870,000
                --                  --
Repayments of convertible notes                                        (862,500)
                --                  --
(Repayments) proceeds on bank indebtedness, net                          (6,701)
           (80,073)             75,825
Repayments on long-term debt                                                 --
            (8,260)            (17,105)
(Repayments to) advances from shareholders, net                          31,973
           (26,009)              6,010
Advances from related company                                                --
                --              39,186
--------------------------------------------------------------------------------
---------------------------------------
Cash provided by financing activities                                 2,467,772
         5,520,372             103,916
--------------------------------------------------------------------------------
---------------------------------------

INVESTING ACTIVITIES
Purchase of property and equipment                                     (280,846)
          (468,249)            (21,092)
Net cash acquired in reverse acquisition                                     --
             3,272                  --
--------------------------------------------------------------------------------
---------------------------------------
Cash used in investing activities                                      (280,846)
          (464,977)            (21,092)
--------------------------------------------------------------------------------
---------------------------------------

Increase (decrease) in cash and cash equivalents                     (1,320,374)
         1,658,822             (31,716)
Cash and cash equivalents, beginning of year                          1,658,822
                --              31,716
--------------------------------------------------------------------------------
---------------------------------------
Cash and cash equivalents, end of year                                  338,448
         1,658,822                  --
================================================================================
=======================================

Supplemental disclosure of cash flow information
Interest paid                                                            33,000
            10,500               4,100
Income taxes paid                                                            --
                --                  --
================================================================================
=======================================

See accompanying notes

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

[a]  Nature of business and continuing entity

Stockgroup.com Holdings, Inc. ("Stockgroup.com") is an internet based media and technology company that provides services to public companies (including advertising and media services), financial tools and content solutions, and e-business services. Stockgroup.com was incorporated under the laws of Colorado on December 6, 1994 under the former name of I-Tech Holdings Group, Inc. ("I-Tech"), a United States non-operating company registered on the NASD OTC Bulletin Board.

The financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

The Company incurred an operating loss of $5,551,984 for the year ended December 31, 2000 [1999 - $4,351,144; 1998 - $141,246], and had a working capital deficiency of $3,175,783 as at December 31, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management has been able, thus far, to finance the losses, as well as the growth of the business, through a series of equity and convertible note private placements. Management expects that increasing revenues resulting from current operations, combined with the fact that start-up costs are substantially complete, will allow the Company to achieve profitable operations and positive cash flows in 2001. Although the Company expects to achieve this without further need for financing, the Company is continuing to seek other sources of financing in order to grow the business to the greatest possible extent. There are no assurances that the Company will be successful in achieving its goals.

In view of these conditions, the ability of the Company to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

These financial statements are issued under the name of Stockgroup.com but are a continuation of the financial statements of Stock Research Group Inc. (`SRG"), a British Columbia corporation which was incorporated on May 4, 1995. On March 11, 1999, pursuant to a reverse acquisition, SRG acquired the net assets of I-Tech.

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION (cont'd.)

[b]  Reverse acquisition of Stockgroup.com

Pursuant to a share exchange agreement dated March 11, 1999, the shareholders of SRG sold their 100% interest in SRG to Stockgroup.com in consideration for 3,900,000 shares of Stockgroup.com which represented a controlling interest of approximately 56% of Stockgroup.com. This transaction is considered a recapitalization of SRG and an acquisition of Stockgroup.com (the accounting subsidiary/legal parent) by SRG (the accounting parent/legal subsidiary). Accordingly, the transaction has been accounted for as a purchase of the net assets of Stockgroup.com by SRG in these consolidated financial statements.

In these consolidated financial statements, SRG's assets and liabilities are included at their historical carrying amounts. Operating results to March 11, 1999 are those of SRG. For purposes of the acquisition, the fair value of the net monetary assets of Stockgroup.com of $672 was ascribed to the 3,120,000 previously outstanding common shares of Stockgroup.com deemed to be issued in the acquisition as follows:

                                                                  $
--------------------------------------------------------------------------------

Net assets acquired
   Cash                                                         3,272
   Accounts payable                                             2,600
--------------------------------------------------------------------------------
                                                                  672
Deemed consideration
   3,120,000 shares of Stockgroup.com                             672
================================================================================

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The consolidated financial statements include the accounts of Stockgroup.com Holdings, Inc. (the "Company") and its wholly owned subsidiaries, Stockgroup.com Media Inc. (British Columbia, Canada) (formerly Stock Research Group Inc.), Stockgroup.com, Ltd. (Nevada, United States) and 579818 B.C. Ltd. (British Columbia, Canada). All significant intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

The Company generates its revenues from three primary sources; services to public companies, financial tools and content solutions, and e-business.

Services to public companies consists of small-scale web site development and maintenance, media services, monthly marketing and maintenance programs, broadcast services and online advertising. Revenue from small-scale web site development and periodic web site maintenance is recognized upon completion of the services provided no significant obligations remain and collection of the resulting receivable is probable. Revenues from media services, monthly marketing and maintenance programs, broadcast services and online advertising are recognized ratably over the contract life as the revenue is earned. Most of these services require an advance payment which is appropriately recorded as deferred revenue until the services have been provided.

Financial tools and content solutions consists of real time, time delayed and wireless quotes and charts, company profiles, investment data and technical analysis. Revenue from set up fees, periodic maintenance fees and contractual monthly licensing fees for ongoing use of financial tools and content is recognized ratably over the contract life, which is typically twelve months, as the revenue is earned.

E-Business consists of large scale, longer-term technology development, data aggregation, system design and development and project management services. Revenue from fixed price long term contracts is recognized on the percentage of completion method of contract accounting based on the ratio of actual costs incurred to total estimated contract costs. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Foreign exchange

The reporting currency and the functional currency of the Company is the U.S. dollar. The accounts of the Company's Canadian subsidiary are translated into U.S. dollars such that monetary assets and liabilities are translated at exchange rates in effect at the balance sheet date and non-monetary items are translated at exchange rates prevailing at the transaction date. Operating revenues and expenses are translated at average exchange rates prevailing during the year. Any corresponding foreign exchange gains and losses are included in income.

Foreign currency transactions are translated into U.S. dollars at the rate of exchange in effect at the date of the transaction. Foreign currency balances of monetary assets and liabilities are translated using the rate of exchange in effect at the balance sheet date. Foreign exchange gains and losses on transactions during the year and on the year end translation of the accounts are included in income.

Fair value of financial instruments

The Company's financial instruments consist principally of cash and cash equivalents, accounts receivable, due from shareholder, bank indebtedness, accounts payable and convertible notes. The carrying values of all financial instruments approximate fair value due to their short-term maturities.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term deposits with original maturities of ninety days or less and are recorded at amortized cost.

Deferred finance costs

Finance costs associated with the issuance of convertible notes are deferred and amortized over the term of the notes to earliest conversion. At December 31, 2000, all finance costs have been amortized and included as interest expense in the statement of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Property and equipment

Property and equipment are carried at cost. Amortization is provided using the straight line method over the assets estimated useful lives as follows:

     Computer equipment                         5 years
     Computer software                          2 years
     Office furniture and equipment             5 years
     Leasehold improvements                     Term of the lease

The Company changed its amortization policy in 2000 from the declining balance method to the straight line method. The cumulative effect of this change in accounting policy is not significant to the financial statements.

Product development costs

Product development costs are expensed until the technological feasibility of the product has been established. After technological feasibility is established and until the product is available for general release, software development, product enhancements and acquisition costs are capitalized. For all periods presented, product development costs have been expensed in the period incurred as the criteria eligible for capitalization have not been met.

Website development costs

Commencing July 1, 2000 the Company accounts for Website development costs in accordance with the FASB Emerging Issues Task Force ("EITF") 00-2, Accounting for Website Development Costs. EITF 00-2 requires all costs related to the development of websites other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. The Company has adopted EITF 00-2 prospectively from July 1, 2000. Prior to July 1, 2000 Website development costs were expensed as incurred. Substantially all of the Company's website development costs since July 1, 2000 are for ongoing operating and maintenance costs and have been expensed in the period incurred.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Advertising costs

Advertising costs are expensed in the period incurred and are included as a component of sales and marketing expenses. Advertising expense for the years ended December 31, 2000, 1999 and 1998 was $1,112,000, $1,670,000 and $23,000
respectively.

Income taxes

The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is provided against deferred tax assets for which it is more likely than not that the asset will not be realized.

Stock-based compensation

The Company accounts for fixed stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations and has adopted the disclosure-only alternative of FASB Statement No. 123, Accounting for Stock-Based Compensation. Accordingly, compensation expense for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Earnings per share

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding during each year. Diluted earnings (loss) per share reflects the dilutive potential of outstanding securities using the treasury stock method.

Comprehensive income

Comprehensive income includes all changes in equity except those resulting from investments by owners and distributions by owners. For the years ended December 31, 2000, 1999 and 1998, comprehensive income comprises only net income.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd.)

Comparative figures

Certain amounts in the 1999 consolidated financial statements have been reclassified to conform to the 2000 presentation.

Recent accounting pronouncements

FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities", ("SFAS No. 133"), as amended by SFAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", and SFAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", is effective for the Company as of January 1, 2001. SFAS 133, as amended, requires that an entity recognize all derivatives as either assets or liabilities measured at fair value. The accounting for changes in the fair value of a derivative depends on the use of the derivative. The Company does not expect the adoption of these accounting pronouncements to have a material effect on its financial position or results of operations, except as discussed below.

The Emerging Issues Task Force has released EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock ("EITF 00-19"). EITF 00-19 is effective for derivative instruments entered into or outstanding at June 30, 2001, and will be applicable to the Company's callable warrants then outstanding (note 7). The number of shares issuable in the event of exercise of the callable warrants is not subject to an explicit limit. Accordingly, the callable warrants will be considered a liability to be recorded at fair value, commencing June 30, 2001, and will be marked to market in accordance with SFAS 133 thereafter. At December 31, 2000 the callable warrants have been presented as additional paid in capital in these financial statements. At December 31, 2000 the company has sufficient authorized share capital assuming a limit to the number of shares issuable equal to the number of shares that would have been required to settle the warrants on September 30, 2000, in accordance with the transition provisions of EITF 00-19.

3. CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and trade receivables. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

Amounts owing from two customers represented 31% and 11% respectively of the total accounts receivable balance in 2000. An amount owing of $575,000 from one customer represented 67% of the total accounts receivable balance in 1999. No other customers represented greater than 10% of the total balance in any other year.

4. DUE FROM SHAREHOLDER

At December 31, 1999, the amounts due from shareholder consisted of $12,850 in short-term advances and a $19,123 non-interest bearing loan. The loans and advances were repaid in full in 2000.

5. PROPERTY AND EQUIPMENT

                                                      Accumulated       Net book
                                          Cost        amortization        value
                                            $              $                $
--------------------------------------------------------------------------------

2000
Computer equipment                       524,636        189,970          334,666
Computer software                        107,138         65,700           41,438
Office furniture and equipment           182,181         58,680          123,501
Leasehold improvements                    42,310         12,060           30,250
--------------------------------------------------------------------------------
                                         856,265        326,410          529,855
================================================================================

1999
Computer equipment                       360,552         85,571          274,981
Computer software                         24,074         12,037           12,037
Office furniture and equipment           146,595         21,608          124,987
Leasehold improvements                    31,596          3,233           28,363
--------------------------------------------------------------------------------
                                         562,817        122,449          440,368
================================================================================

6. BANK INDEBTEDNESS

Bank indebtedness consists of a demand loan which bears interest at prime plus 1%, is repayable in blended monthly principal and interest payments of $635, and is due December 31, 2002. Interest expense for the years ended December 31, 2000, 1999 and 1998 was $1,300, $1,800 and $1,800 respectively.

The Company also has an approved demand operating line of credit of $100,000 bearing interest at prime plus 1/4%. Interest expense for the years ended December 31, 2000, 1999 and 1998 was $8,600, $8,400 and $1,300 respectively.

The demand loan and the operating line of credit are collateralized by a general security agreement on all assets of the Company. The weighted average effective prime rate for 2000 was 7.23% [1999 - 6.44%; 1998 - 6.60%].

7. CONVERTIBLE NOTES

On April 3, 2000, the Company entered into a Convertible Note Purchase Agreement with two unaffiliated investors to issue unsecured 8% Convertible Notes ("notes") and 5-year Callable Warrants ("warrants") for gross proceeds of $3 million.

The notes mature on March 31, 2002 and are convertible into common shares only after July 31, 2000. The notes may only be converted if the Company does not make payment on a lender's prepayment request, or if the Company seeks to prepay the notes. The initial conversion price for the notes is $3.72. Prepayments on the notes are subject to a tiered prepayment schedule that increases as the number of days between the closing date and the prepayment date increases, being 105%, 110%, and 115% of principal from days 1-60, 61-120, and after 120 days, respectively. Interest accrues on the notes at the rate of 8% per annum, and is payable on each conversion date and at maturity. Interest may be paid in the form of cash or registered stock, at the Company's option. The lenders have the right to put back to the Company up to 25% of the unconverted amount of the notes during any 30-day period after July 31, 2000. Upon the lenders' exercise of such right, the Company has the option of prepaying the portion of the notes sought to be converted, such prepayment to be in accordance with the tiered prepayment schedule set forth above. If the Company does not make such a prepayment within 10 days after its receipt of a "put" notice, the conversion rate of the notes and any accrued interest changes to the lesser of (a) the initial conversion price, and (b) 88% of the average of the 5 lowest closing prices of the Company's common shares during the 30 trading days prior to the date of conversion.

7. CONVERTIBLE NOTES (cont'd.)

In the event the notes are not prepaid or converted prior to March 21, 2002, they will automatically convert on maturity to common shares at the lesser of
(a) the initial conversion price, and (b) 88% of the average of the 5 lowest closing prices of the Company's common shares during the 30 trading days prior to the date of maturity.

The warrants permit the holders to acquire up to 181,818 common shares at an exercise price of $3.30 at any time up to March 31, 2005. The warrants may be called by the Company, at a purchase price of $.01 per underlying share, if the stock price of the Company's common shares exceeds $6.51 for any 20 consecutive trading days after the effective date of the registration statement, provided that the holders have the right to exercise the warrants within 30 days after their receipt of such a call.

The exercise price of the warrants is adjusted upon the occurrence of certain events, including the issuance of equity or convertible instruments exchangeable into common shares at a price below the market value of the common shares at the time of issuance and the exercise price of the warrants. In certain circumstances, the holders of the warrants could elect on exercise to satisfy their obligation to pay the cash exercise price to the Company by accepting a lesser number of common shares.

The gross proceeds of $3 million have been allocated to the convertible notes and warrants based on the relative fair value of each security at the time of issuance. Accordingly, $2.7 million was allocated to the notes and $300,000 was allocated to the 181,818 lender warrants. The fair value of the warrants was estimated using the Black-Scholes option pricing model. The convertible notes include a 15% put premium after July 31, 2000. The total premium of $450,000 and the $300,000 discount for the warrants has been accrued and recorded as interest expense over the original eight month term to earliest conversion.

The terms of the convertible notes provide the holders with an `in-the-money' variable conversion rate. A beneficial conversion feature on the convertible notes was calculated at issuance based on the difference between the effective conversion price of the allocated proceeds and the market price of the common stock. The original amount of the beneficial conversion feature was $281,588 at inception, however, because of the variability of the conversion ratio, it is remeasured each reporting period until conversion, extinguishment or maturity. As at year end, the accumulated beneficial conversion feature on the outstanding principal and accrued interest amounted to $2,751,061. This amount is recorded as interest expense.

7. CONVERTIBLE NOTES (cont'd.)

The Company paid $130,000 in cash for financing costs and issued additional warrants to the placement agent to acquire up to 90,909 common shares on the same terms as the warrants issued to the lenders. The financing costs were allocated to the notes and lender warrants in the same relative fair value manner. The fair value of the placement agent warrants amounted to $187,273 and was estimated using the same Black-Scholes pricing assumptions as the lender warrants.

On August 10 and 17, 2000 respectively, the two note holders exercised their rights to put 25% of the notes, or $750,000 back to the Company. The Company extinguished the $750,000 principal, the $112,500 put premium and the $22,290 in accrued interest for cash of $884,790. The cash redemption resulted in a $1,048,373 extraordinary gain, which included the repurchase of the beneficial conversion feature at the date of extinguishment in the amount of $1,089,166 net of $40,793 in deferred financing costs.

On September 25, 2000, one of the note holders exercised their right to put an additional 25% of their portion, or $250,000. On October 5, 2000, the Company notified the lender of its intention not to pay the put notice. Under the agreement, the note holder had the right to convert the $250,000 plus accumulated interest into shares of the Company. On November 14, 2000, the note holder converted $50,000 plus accumulated interest into 67,741 common shares.

As at December 31, 2000, the $2,662,000 in convertible notes reported as a current liability consists of the remaining $2,200,000 of principal outstanding, the accrued 15% prepayment premium of $330,000, and accrued interest of $132,000. The total interest expense of $3,900,114 recorded in the year is substantially all non-cash with the exception of the $130,000 cash financing costs and the $22,290 cash interest paid on the August 10 and 17, 2000 redemptions.

7. CONVERTIBLE NOTES (cont'd.)

The following table summarizes the activity under the agreement:

                                                  Convertible
                                                   Notes and
                             Extra-
                                                    Accrued
          Interest          ordinary
                                                    Interest            Warrants
          Expense            (Gain)
--------------------------------------------------------------------------------
-------------------------------------
Proceeds on issuance of convertible
   notes and warrants                               2,700,000            300,000
                --                --
Agent warrants                                             --            187,273
                --                --
Allocation of finance costs, including
   agent warrants                                          --
(31,727)           244,763            40,793
Accretion of put premium                              450,000                 --
           450,000                --
Accretion of discount attributable to
   the warrants                                       300,000                 --
           300,000                --
Beneficial conversion feature                              --                 --
         2,751,061                --
Accrued interest at 8%                                154,290                 --
           154,290                --
Partial redemption of convertible notes
   and payment of accrued interest                   (884,790)                --
                --                --
Repurchase of beneficial conversion
   feature on partial redemption                           --                 --
                --        (1,089,166)
Partial conversion of convertible notes               (57,500)                --
                --                --
--------------------------------------------------------------------------------
-------------------------------------
Balance at December 31, 2000                        2,662,000            455,546
         3,900,114        (1,048,373)
================================================================================
=====================================

On January 12, 2001, the Company received an additional put notice for $500,000. On February 6, 2001, one of the note holders converted $25,000 plus accrued interest into 67,508 common shares. As of the date of the audit report, the Company has outstanding put notices for $675,000 of the outstanding principal for which the Company has chosen not to settle for cash.

8. SHARE CAPITAL

[a]  Authorized

The Company is authorized to issue up to 50,000,000 shares of common stock, no par value, and up to 5,000,000 shares of preferred stock non-voting, no par value. No preferred stock are issued and outstanding in the periods presented.

8. SHARE CAPITAL (cont'd.)

[b]  Common stock

During 1998, SRG effected a split of its common stock on the basis of 18,300 common shares for each common share outstanding which is reflected in these financial statements for all periods presented.

During January and February of 1999, SRG completed a private placement to certain institutions and individuals for the issuance of 240,000 common shares at $1.68 per share for net cash proceeds of $402,451.

By a share exchange agreement dated March 11, 1999, the Company entered into a series of transactions whereby the 3,900,000 issued and outstanding shares of SRG were exchanged for 3,900,000 shares of 579818 B.C. Ltd. a Canadian subsidiary of Stockgroup.com. The exchangeable shares are convertible into shares of Stockgroup.com through a trustee, Stocktrans Inc. The Company also issued to the trustee, 3,900,000 common shares, to hold in trust for the SRG shareholders pursuant to a voting and exchange agreement giving the SRG shareholders effective control over Stockgroup.com. The holders of the exchangeable shares may convert their exchangeable shares to an equal number of common shares of the Company. The common shares are held by the trustee pending conversion of the exchangeable shares to common shares, whereupon common shares will be released by the trustee to the SRG shareholders and the exchangeable shares will be delivered to the Company. The holders of the exchangeable shares have the right to vote their interests in the Company through the trustee as holder of the common shares. The holders of the exchangeable shares are entitled to essentially the same voting, dividend and other rights as the Company's common stockholders.

On March 15, 1999, the Company issued 75,000 shares in exchange for consulting services provided in respect of the reverse acquisition. The transaction was recorded at a fair value of $450,000 based on the closing price of the stock on the day of the agreement.

During the second quarter of 1999, the Company completed a private placement to certain institutions and individuals for the issuance of 900,000 common shares at $6.00 per share for net cash proceeds of $5,232,263.

On September 17, 1999 the Company completed a private placement with a media company for the issuance of 200,000 common shares in exchange for advertising services. The transaction was recorded at a fair value of $676,000 based on the closing price of the stock on the day of the agreement.

8. SHARE CAPITAL (cont'd.)

On August 17, 2000, the Company completed a private placement to an investor for the issuance of 116,935 common shares at $3.72 per share for net cash proceeds of $435,000.

On August 24, 2000, the Company issued 100,000 common shares and 100,000 warrants in exchange for consulting services. The warrants allow for purchase of the Company's common stock at $4.00 per share. The warrants expire the earlier of one year from the effective date of a Registration Statement registering the underlying shares or two years from the date of issuance. As of December 31, 2000 the warrants had not been registered. The transaction was recorded at a fair value of $162,500 for the common shares based on the closing stock price on the date of the agreement and $81,000 for the warrants which was estimated using the Black-Scholes option pricing model.

[c]  Stock options

1999 Incentive Stock Option Plan

The Company's 1999 Incentive Stock Option Plan ("1999 Plan") became effective March 11, 1999 and entitles directors, employees and consultants to purchase common shares of the Company.

Under the 1999 Plan, a total of 2,000,000 common shares have been authorized for issuance. Options issued generally begin vesting one year after grant, at which time vesting occurs in equal instalments of one-fifth of the grant total per year for a period of five years. Options immediately become exercisable once vested. Any options that do not vest as the result of a grantee leaving the Company are forfeited and the common shares underlying them are returned to the reserve. The Board has the authority to vary the vesting provisions of grants at its discretion.

2000 Incentive Stock Option Plan

The Company's 2000 Incentive Stock Option Plan ("2000 Plan") became effective on November 10, 2000, entitles directors, employees and consultants, to purchase common shares of the Company and is intended to serve in addition to the 1999 Plan.

Under the 2000 Plan, a total of 500,000 common shares have been authorized for issuance. Options issued generally begin vesting one year after the grant, at which time vesting occurs in equal instalments of one-fifth of the grant total per year for a period of five years. Options immediately become exercisable once vested. Any options that do not vest as a result of a grantee leaving the Company are canceled and the common shares underlying them are returned to the reserve. The Board has the authority to vary the vesting provisions of grants at its discretion.

8. SHARE CAPITAL (cont'd.)

Activity under the 1999 and 2000 Plans is set forth below:

                                                                         Options
Outstanding

---------------------------------------------------
                                          Shares
              Weighted
                                      available for        Number of
Price per         average
                                           grant             shares
share        exercise price
--------------------------------------------------------------------------------
---------------------------
Balance at December 31, 1998 and 1997          --                 --
     --            --
Shares authorized                       2,000,000                 --
     --            --
Options granted                        (1,827,800)         1,827,800
0.01 - 5.62         $1.85
Options forfeited                          44,500            (44,500)
2.50 - 5.62         $3.92
--------------------------------------------------------------------------------
---------------------------
Balance at December 31, 1999              216,700          1,783,300
0.01 - 4.44         $1.80
Shares authorized                         500,000                 --
     --            --
Options granted                          (586,500)           586,500
0.59 - 4.36         $1.79
Options forfeited                         383,800           (383,800)
0.94 - 4.34         $2.28
--------------------------------------------------------------------------------
---------------------------
Balance at December 31, 2000              514,000          1,986,000
0.01 - 4.44         $1.70
================================================================================
===========================

The weighted average remaining contractual life and weighted average exercise price of options outstanding and of options exercisable as of December 31, 2000 are as follows:

                                    Options Outstanding
Options Exercisable
                         -----------------------------------------
--------------------------
                                         Weighted
                                          average         Weighted
        Weighted
                          Number of      remaining         average
         average
Range of                   shares       contractual       exercise        Shares
        exercise
exercise prices          outstanding   life (years)         price
exercisable        price
--------------------------------------------------------------------------------
------------------
$0.01 - 0.99              708,000           3.64            $0.80        213,280
          $0.94
$1.01 - 1.99              453,500           4.85            $1.43         40,700
          $1.57
$2.01 - 2.99              742,000           4.25            $2.50        179,600
          $2.52
$3.01 - 4.99               50,000           4.68            $3.34          9,500
          $3.34
$4.01 - 5.99               32,500           4.70            $4.20          4,800
          $4.15
--------------------------------------------------------------------------------
------------------
                        1,986,000           4.19            $1.70        447,880
          $1.72
================================================================================
==================

For the year ended December 31, 2000 the Company recorded $143,025 [1999 - $261,277; 1998 - $nil] in stock based compensation expense. Of this total, $128,925 [1999 - $257,077; 1998 - $nil] is a result of options granted to an employee in 1999 with an exercise price less than the market price of the common stock on the date of grant. The remaining $14,100 [1999 - $4,200; 1998 - $nil] is a result of options granted to consultants in exchange for services which have been measured at fair value on the commitment date.

8. SHARE CAPITAL (cont'd.)

As at December 31, 2000, the Company has $177,535 [1999 - $306,460; 1998 - $nil]
in deferred compensation to be expensed in future periods based on the vesting terms of the underlying fixed plan options.

A total of 53,800 of the outstanding options are performance based with an exercise price of $0.94 which vest in 2001 if the Company achieves predetermined annual revenues. These options are classified as variable, whereby, compensation expense is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount the employee must pay to acquire the stock. With variable options, the measurement date is established when it appears probable that the Company will meet the performance targets. Because of the uncertainty of achieving the annual revenue targets, no compensation expense has been recorded.

Pro forma disclosure of stock based compensation

Pro forma information regarding results of operations and net income (loss) per share is required by FASB Statement No. 123 ("SFAS 123") for stock-based awards to employees as if the Company had accounted for such awards using a valuation method permitted under SFAS 123.

The fair value of the Company's stock-based awards granted to employees in 2000 and 1999 was estimated using the Black-Scholes option pricing model. The option pricing assumptions include a dividend yield of 0%, a weighted average expected life of 4.19 years [1999 - 4.55 years], a risk free interest rate of 5.41% [1999
- 5.06%] and an expected volatility of 205% [1999 - 151%]. The weighted average fair value of options granted during 2000 was $1.72 [1999 - $1.70]. For pro forma purposes, the estimated value of the Company's stock-based awards to employees is amortized over the vesting period of the underlying options. The effect on the Company's net loss and loss per share of applying SFAS 123 to the Company's stock-based awards to employees would approximate the following:

                                            2000           1999         1998
                                              $              $            $
--------------------------------------------------------------------------------

Net loss                                (8,333,443)    (4,242,533)    (149,289)
Compensation expense                      (778,095)      (848,797)          --
--------------------------------------------------------------------------------
Pro forma net loss                      (9,111,538)    (5,091,330)    (149,289)
================================================================================

Basic and diluted loss per share
As reported                                 (1.01)         (0.60)       (0.04)
Pro forma                                   (1.10)         (0.72)       (0.04)
================================================================================

8. SHARE CAPITAL (cont'd.)

[d]  Warrants

As at December 31, 2000, common stock issuable pursuant to warrants outstanding is as follows:

                                                    Common
                       Warrants     Warrants        shares        Exercise
                        issued      exercised      issuable         price
  Expiry
                           #            #              $              $
   date
--------------------------------------------------------------------------------
--------------------
Series 1 warrants       272,727           --         272,727         3.30
March 31, 2005
Series 2 warrants       100,000           --         100,000         4.00
August 24, 2002,

or August 24, 2001

if registered
--------------------------------------------------------------------------------
--------------------
                        372,727                      372,727
================================================================================
====================

[e]  Earnings (loss) per share

The following table sets forth the computation of earnings (loss) per share:

                                                       2000            1999
     1998
                                                        $                $
       $
--------------------------------------------------------------------------------
--------------
Numerator:
Loss before extraordinary items                   (9,381,816)     (4,242,533)
  (149,289)
Net loss                                          (8,333,443)     (4,242,533)
  (149,289)

Denominator:
Weighted average number of common shares
   used in computation                             8,284,867       7,055,151
 3,660,000

Basic and diluted loss per share before
   extraordinary items                                (1.13)          (0.60)
    (0.04)
Basic and diluted loss per share                      (1.01)          (0.60)
    (0.04)
================================================================================
==============

For the years ended December 31, 2000, 1999 and 1998, all of the Company's common shares issuable upon the exercise of stock options, warrants and other convertible securities were excluded from the determination of diluted loss per share as their effect would be anti-dilutive.

9. SEGMENTED INFORMATION

The Company operates in one industry segment and derives its revenue from the following services:

                                        2000           1999           1998
                                          $              $              $
--------------------------------------------------------------------------------

Services to public companies          2,550,373      1,920,052       857,591
Financial tools and content              87,728             --            --
E-Business                            1,399,507             --            --
--------------------------------------------------------------------------------
                                      4,037,608      1,920,052       857,591
================================================================================

Revenue from external customers, by country of origin, is as follows:

                                        2000           1999           1998
                                          $              $              $
--------------------------------------------------------------------------------

Canada                                3,556,753      1,811,580       857,591
United States                           480,855        108,472            --
--------------------------------------------------------------------------------
                                      4,037,608      1,920,052       857,591
================================================================================

During 2000, the Company had three customers whose revenue represented 17%, 12% and 11% of total revenue, respectively. During 1999, the Company had one customer whose revenue represented 35% of total revenue. No other customers represented greater than 10% of the revenue in any other year.

Substantially all of the Company's property and equipment are located in Canada.

10. INCOME TAXES

The Company is subject to United States federal and state income taxes at an approximate rate of 40%. The Company's Canadian subsidiary is subject to Canadian federal and provincial combined tax rates of approximately 45%. For 1998 and prior years, the Canadian subsidiary qualified as a Canadian Controlled Private Corporation and was subject to a lower tax rate of 22%. The Canadian subsidiary is no longer eligible for this low tax rate.

10. INCOME TAXES (cont'd.)

The reconciliation of the provision (recovery) for income taxes before the extraordinary gain, at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                      2000            1999
      1998
                                                        $               $
        $
--------------------------------------------------------------------------------
---------------
Tax expense (recovery) at U.S. statutory rates    (3,753,000)     (1,698,000)
    (74,000)
Lower (higher) effective income taxes of
   Canadian subsidiary                              (467,000)       (170,000)
     33,000
Change in valuation allowance                      2,348,000       1,744,000
         --
Non-deductible expenses                            1,872,000         124,000
      6,198
--------------------------------------------------------------------------------
---------------
Income tax provision (recovery)                           --              --
    (34,802)
================================================================================
===============

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance for those deferred tax assets for which it is more likely than not that realization will not occur. Significant components of the Company's deferred tax assets as of December 31 are as follows:

                                                    2000               1999
                                                      $                  $
--------------------------------------------------------------------------------

Net operating loss carryforwards                 3,987,000          1,744,000
Property and equipment                             105,000                 --
--------------------------------------------------------------------------------
Total deferred tax assets                        4,092,000          1,744,000
Valuation allowance                             (4,092,000)        (1,744,000)
--------------------------------------------------------------------------------
Net deferred tax assets                                 --                 --
================================================================================

10. INCOME TAXES (cont'd.)

The net operating loss carryforwards expire as follows:

                                                                  $
--------------------------------------------------------------------------------

Canada
2006                                                          2,833,000
2007                                                          3,885,000
--------------------------------------------------------------------------------
                                                              6,718,000
U.S.
2019                                                          1,173,000
2020                                                          1,133,000
--------------------------------------------------------------------------------
                                                              2,306,000
--------------------------------------------------------------------------------

Total                                                         9,024,000
================================================================================

11. COMMITMENTS AND CONTINGENCIES

[a] The Company has operating lease commitments with respect to office premises with minimum annual payments as follows:

                                                                    $
--------------------------------------------------------------------------------

    2001                                                        348,000
    2002                                                        285,000
    2003                                                        261,000
    2004                                                        261,000
    2005 and thereafter                                         409,000
--------------------------------------------------------------------------------
                                                              1,564,000
================================================================================

Rental expense included in general and administrative expenses for the years ended December 31, 2000, 1999 and 1998 was $371,000, $204,000 and $72,000
respectively.

11. COMMITMENTS AND CONTINGENCIES (cont'd.)

[b] The Company is currently involved in litigation with a customer to collect amounts owing pursuant to a contract entered into in September, 2000. The defendant provided a $100,000 deposit and contracted the Company to provide certain lead generation services. The Company delivered the requested services throughout October and November, 2000, however, the defendant defaulted on all additional payments. The Company is suing the defendant for the $351,000 balance owing, plus interest and costs. The defendant has filed a statement of defense and counterclaim to recover the $100,000 deposit. No court date has been set at this time. Although management currently believes the outcome of the litigation will be in the Company's favour, the results of litigation are inherently uncertain, and an adverse outcome is possible. The Company has provided a full allowance for the amount to be collected and any settlement or final award will be reflected in income as the litigation is resolved.

12. SUBSEQUENT EVENTS

On January 19, 2001, the Company entered into a Securities Purchase Agreement with unaffiliated investors to issue $0.5 million of unsecured 3% convertible debentures ("debentures"), and 4-year warrants ("warrants").

The debentures mature on December 31, 2003 and are convertible into common shares upon the earlier to occur of March 25, 2001, or the effective date of the registration of the shares issuable upon conversion of the debentures and exercise of the warrants. The maximum and minimum conversion prices for the debentures are $1.00 and $0.50 respectively. The actual conversion price of the debentures will be determined upon receipt of a conversion notice and will be the lesser of (a) the maximum conversion price, or (b) 80% of the 2 lowest closing prices of the Company's common shares during the 10 trading days prior to the date of conversion, but in no case less than the minimum conversion price. Interest accrues on the debentures at the rate of 3% per annum, and is payable on each conversion date, at the end of each calendar quarter and at maturity. Interest may be paid in the form of cash or shares at the Company's option.

The warrants were issued on a pro-rata basis, with each note holder receiving one Series A warrant for each dollar of debentures purchased and three Series B warrants for each five dollars of debentures purchased. The exercise price of the warrants is $1.00 per share for the Series A warrants and $2.00 per share for the Series B warrants. The warrants permit the holders to acquire up to an aggregate of 800,000 common shares at any time up to January 31, 2005.

12. SUBSEQUENT EVENTS (cont'd.)

The maximum and minimum conversion prices of the debentures and the exercise price of the warrants are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, a stock split, a corporate merger or spin-off, or the issuance of securities at a price below the conversion price.

The Company has agreed to file a registration statement covering the common shares issuable on exercise of the warrants, the common shares underlying the convertible debentures, and the common shares issuable, if any, in payment of interest on the debentures. There was no placement agent in the transaction.

                          STOCKGROUP.COM HOLDINGS, INC.


                               2,435,000 Shares of
                                  Common Stock

                              --------------------

                                   PROSPECTUS

                              --------------------

                                  June 19, 2001

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Colorado Law provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

     (a)  the person conducted himself or herself in good faith; and

     (b)  the person reasonably believed:

               (I) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

               (II) in all other cases, that his or her conduct was at least not opposed to the corporation's best interest.

The law also provides that a corporation may not indemnify a director:

     (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

Indemnification permitted under Colorado law in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, Colorado law provides that a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding.

Colorado law further provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

     (a) the director furnishes to the corporation a written affirmation of the director's good faith belief that he or she met the standard of conduct described in the law;

     (b) the director furnishes to the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Colorado law.

A corporation may not indemnify a director under Colorado law unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in the law. A corporation may not advance expenses to a director unless authorized in the specific case after the written affirmation and undertaking required by the law are received and the determination required by the law has been made.

The determinations required by Colorado law shall be made:

     (a) by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

     (b) if a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

Alternatively, the determination required to be made by the law may be made:

     (a) by independent legal counsel selected by a vote of the board of directors or the committee in the manner specified above or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

     (b)  by the shareholders.

Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and advance of the expenses shall be made by the body that selected such counsel.

Colorado law also provides that, unless otherwise provided in the articles of incorporation:

     (a) an officer is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director;

     (b) a corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

     (c) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Colorado law further provides a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Colorado law.

Our articles of incorporation provide that the board of directors has the power to:

(a) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right Stockgroup), by reason of the fact that he or she is or was a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in our best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.

(b) Indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Stockgroup.com to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Stockgroup or is or was serving at our request as a director, officer, employee or agent of Stockgroup request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in our best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Stockgroup unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c) Indemnify a director, officer, employee or agent of Stockgroup to the extent that such person has been successful on the merits in defense of any action, suit or proceeding referred to in subparagraph (a) or (b) above or in defense of any claim, issue, or matter therein, against expenses (including attorney's fees) actually and reasonable incurred by him or her in connection therewith.

(d) Authorize indemnification under subparagraph (a) or (b) above (unless ordered by a court) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraph (a) or (b). Such determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

(e) Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized in subparagraph (d) above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by Stockgroup.

(f) Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Stockgroup or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity or arising our of his or her status as such, whether or not we would have the power to indemnify him or her against such liability under the provision of our Articles of Incorporation.

The indemnification provided by our Articles of Incorporation is not exclusive of any other rights to which those indemnified may be entitled under the bylaws, any agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

Our by-laws give effect to the foregoing provisions of our Articles of Incorporation.

We intend to enter into indemnification agreements with our directors and officers. These agreements provide, in general, that we will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of Stockgroup or its affiliates to the fullest extent permitted by Colorado law.

The Company intends to obtain liability insurance for its directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of Stockgroup.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee           $ 2,897.47
Accounting Fees and Expenses                                  $25,000.00
Legal Fees and Expenses                                       $25,000.00
Miscellaneous                                                 $ 3,500.00
Total                                                         $47,897.47

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by us during the past three years. Also included is the consideration, if any, received by us for such shares and options and information relating to the section of the Securities Act of 1933 (the "1933 Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

1. Pursuant to a Share Exchange and Share Purchase Agreement dated March 11, 1999 (the "SEA") by and among I-Tech, 579818 B.C. Ltd., a British Columbia, Canada corporation wholly-owned by I-Tech (the "Subsidiary"), Stock Research Group Inc., a British Columbia, Canada corporation ("Stock Group") and all of the shareholders of Stock Group, being nine persons (collectively, the "Stock Group Shareholders"), I-Tech acquired (the "Acquisition") all of the issued and outstanding common shares of Stock Group from the Stock Group Shareholders in consideration of the issuance by
     (i) the Subsidiary to the Stock Group Shareholders, on a pro-rata basis, of 3,900,000 Class A Exchangeable Shares (the "Exchangeable Shares") and (ii) by I-Tech issuing to StockTrans, Inc. as trustee for the Stock Group Shareholders (the "Trustee") 3,900,000 shares of common stock (the "Corporation's Shares") to be held under the terms of an Exchange and Voting Agreement dated March 11, 1999 (the "Trust Agreement") by and among I-Tech, the Trustee, the Subsidiary and the Stock Group Shareholders. These shares were issued to the trustee under the exemption provided by Section 4(2) of the 1933 Act and to the Stock Group Shareholders pursuant to Regulation S promulgated under the 1933 Act, and the shares were deemed restricted.

2. On March 15, 1999, Stockgroup issued 75,000 shares in exchange for consulting services. The transaction was recorded at a fair value of $450,000 based on the closing price of the stock on the day of the agreement. The issuances were made under Section 4(2) of the 1933 Act and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to Stockgroup that the shares were being acquired for investment. The shares were deemed restricted.

3. During the spring and summer of 1999, Stockgroup completed a private placement to five Non -U.S. institutions and one Non-U.S. individual for the issuance of 900,000 common shares at $6.00 per share for net cash proceeds of $5,232,263. The issuances were made under Regulation S and the shares deemed "restricted."

4. On September 17, 1999 Stockgroup completed a private placement with Southam, Inc. a media company in Canada for the issuance of 200,000 common shares in exchange for advertising services. The transaction was recorded at a fair value of $676,000 based on the closing price of the stock on the day of the agreement. The issuances were made under Regulation S and the shares deemed "restricted."

5. On April 3, 2000, Stockgroup entered into a Convertible Note Purchase Agreement pursuant to which it obtained $3 million in a financing led by Deephaven Capital Management LLC, a subsidiary of Knight/Trimark. Amro International S.A., managed by Rhino Advisors was an additional lender in the funding. The funding included $3 million of 8% Convertible Notes (the "Notes"), and 5 year Callable Warrants (the "Warrants"). The Notes are convertible into common stock only after July 31, 2000. The Notes may only be converted if Stockgroup does not make payment on a noteholder's prepayment request and is in receipt of a properly completed and executed Conversion Notice at any time thereafter, or if Stockgroup seeks to prepay the Notes. Interest may be paid in the form of cash or registered stock, at the option of Stockgroup. The Warrants permit the holders to acquire up to 181,818 shares of common stock. The placement agent in the transaction received Warrants to purchase 90,909 common shares on the same terms as the Warrants issued to the lenders. The issuances were made under Section

     4(2) of the 1933 Act and/or Regulation D promulgated under the Securities Act of 1933 and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate these investments, and who represented to Stockgroup that the shares were being acquired for investment.

6. On August 17, 2000, Stockgroup completed a private placement with Mediastream Limited, a media company in Singapore, for the issuance of 116,935 shares at $3.72 each, for gross cash proceeds of $435,000. The issuances were made under Regulation S and the shares deemed "restricted."

7. On August 24, 2000, Stockgroup completed a private placement with Continental Capital & Equity Corporation, a financial relations and direct marketing advertising firm in Canada, for the issuance of 100,000 shares and 100,000 warrants in exchange for publicity services. The transaction was recorded at a fair value of $162,500 for the shares based on the closing price of the stock on the day of the agreement and $81,000 for the warrants based on the fair value of the warrants under the Black-Scholes option pricing formula. The issuances were made under Regulation S and the shares deemed "restricted."

8. On November 14, 2000, Amro International S.A. converted $50,000 of its convertible note plus premium and accumulated interest into 67,741 common shares.

9. On January 18, 2001, the Company issued 10,000 common shares to Value Relations IR Services GmbH in exchange for consulting services. The transaction was recorded at a fair value of $9,690 for the common shares based on the closing stock price on the date of the agreement.

10. On January 19, 2001, Stockgroup closed a $0.5 million financing from a group of unaffiliated investors pursuant to a Securities Purchase Agreement. The funding included $0.5 million of 3% Convertible Debentures and 4-year warrants. The warrants were issued on a pro-rata basis, with each debenture-holder receiving 1 Series A warrant for each dollar of debentures purchased and 3 Series B warrants for each five dollars of debentures purchased. The debentures mature on December 31, 2003 and are convertible into common shares upon the earlier to occur of March 25, 2001, or the effective date of the registration of the shares issuable upon conversion of the debentures and exercise of the warrants.

     The maximum and minimum conversion prices for the Notes are $1.00 (the "Maximum Conversion Price") and $0.50 (the "Minimum Closing Price") respectively, and the exercise price (the "Exercise Price") of the Warrants is $1.00 per share for the Series A Warrants and $2.00 per share for the Series B Warrants. The actual conversion price of the Notes will be determined upon receipt of a conversion notice and will be the lesser of
     (a) the Maximum Conversion Price, or (b) 80% of the 2 lowest closing prices of Stockgroup's common shares during the 10 trading days prior to the date of conversion, but in no case less than the Minimum Conversion Price.

     The Maximum and Minimum Conversion Prices and the Exercise Price are subject to adjustment upon the happening of certain events, such as the payment of a stock dividend, a stock split, a corporate merger or spin-off, or the issuance of securities at a price below the conversion price. Interest accrues on the Notes at the rate of 3% per annum, and is payable on each conversion date, at the end of each calendar quarter and at maturity. Interest may be paid in the form of cash or shares (which shares, if any, will be included in the registration statement to be filed), at Stockgroup's option. The Warrants permit the holders to acquire up to an aggregate of 800,000 Stockgroup common shares.

     Stockgroup filed a registration statement covering these shares, the shares underlying the Notes, and the shares issuable, if any, in payment of interest on the Notes, which registration statement became effective on April 4, 2001. There was no placement agent in the transaction.

11. On February 6, 2001, Deephaven Capital Management LLC converted $25,000 of its convertible note plus premium and accumulated interest into 67,508 common shares.

12. On May 11, 2001, an employee of Stockgroup exercised an option and acquired 200,000 Common shares for net proceeds to Stockgroup of $74,000.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

The following Exhibits are either attached hereto incorporated herein by reference or will be filed by amendment:

                                  EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT AND FILING REFERENCE

   2.1 Share Exchange and Share Purchase Agreement dated March 11, 1999, among I-Tech Holdings Group, Inc. (the "Registrant") the former shareholders of the Registrant, 579818 B.C. Ltd. ("B.C. Ltd"), Stock Research Group, Inc. ("SRG"), and the former shareholders of SRG effecting a change in control of Registrant. (incorporated by reference to the Exhibits filed with Form 8K filed March 19, 1999, Form 8K/A filed March 24, 1999 and Form 8K/A filed May 10, 1999)

   3.1 Articles of Incorporation (incorporated by reference to the Exhibits filed with Form 10SB12G filed January 29, 1998, and Amendments to Articles of Incorporation filed herewith)

  *3.2  Amended and Restated Bylaws

   4.1 1999 Stock Incentive Plan (incorporated by reference to the Exhibits filed with Form S-8 filed November 16, 1999)

   4.2 Convertible Note Purchase Agreement, ("Note Purchase Agreement") dated March 21, 2000, among the Registrant, Deephaven Private Placement Trading Ltd. ("Deephaven") and Amro International, S.A. ("Amro") (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

   4.3 Form of 8% Convertible Note issued to each of Deephaven and Amro pursuant to the Note Purchase Agreement (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

   4.4 Form of Callable Warrant issued to Deephaven, Amro, and Jesup and Lamont Securities Corporation pursuant to the Note Purchase Agreement (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

   4.5 Registration Rights Agreement, dated March 31, 2000, among the Registrant, Deephaven and Amro (incorporated by reference to Form SB-2 and Form SB-2/A filed May 26, 2000 and August 1, 2000 respectively)

   4.6 Securities Purchase Agreement, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

   4.7 Form of 3% Convertible Debenture, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

   4.8 Form of Warrant, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

   4.9 Registration Rights Agreement, dated January 19, 2001, among the Registrant and a group of unaffiliated investors (incorporated by reference to Form SB-2 and Form SB-2/A filed March 20, 2001 and April 3, 2001 respectively)

 **5.1 Opinion of Sierchio &Company, LLP, regarding the legality of the securities being registered

   9.1 Exchange and Voting Agreement dated March 11, 1999, among the Registrant, B.C. Ltd., SRG and the individual signatories thereto, incorporated by reference to the Exhibits filed with Form 8K filed on March 19, 1999

 *10.1 Enterprise Financial Website Development & Software Licensing Agreement, dated January 2000, between the Registrant and Asia Exchange Information Service PTE Ltd.

 *10.2 Employment Agreement, dated August 1, 1998, between the Registrant and Leslie Landes.

  16.1 Letter regarding change in certifying accountant (incorporated by reference to Exhibits filed with Form 8K filed July 9, 1999)

  21.1 Subsidiaries of the Company (incorporated by reference to Exhibits filed with Form 10KSB/A filed May 1, 2000)

**23.1  Consent of Sierchio & Company LLP (included in Exhibit 5.1)

**23.5  Consent of Ernst & Young LLP

**24.1  Power of Attorney. Reference is made to II-11.

----------------------
*   Previously filed.
**  Filed herewith.

(B) FINANCIAL STATEMENT SCHEDULES

Financial Statement Schedules omitted because the information is included in the Financial Statements of notes thereto.

ITEM 28. UNDERTAKINGS

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of


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its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this Chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on June 19, 2001.

STOCKGROUP HOLDINGS INC.

By: /S/ Marcus New
Marcus New
Chief Executive Officer


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